Exhibit 10.1
EXECUTION COPY

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of April 21, 2017 by and among CHESAPEAKE LODGING, L.P., a Delaware limited partnership (together with its successors and assigns, the “Borrower”), CHESAPEAKE LODGING TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), each of the financial institutions initially a signatory to the Credit Agreement (as defined below) together with their successors and assigns under Section 13.6 of the Credit Agreement (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, the “Administrative Agent”).
WITNESSETH:
WHEREAS, the Borrower, the Parent Guarantor, the Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of March 4, 2015 (the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Credit Agreement as described herein; and
WHEREAS, the Administrative Agent and the Lenders party to this First Amendment have agreed to so amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth below in this First Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
Amendments to Credit Agreement. Effective as set forth in Section 2 below, the Credit Agreement is hereby amended as set forth in the marked terms on Exhibit A-1 attached hereto (the “Amended Credit Agreement”). In Exhibit A-1 hereto, deletions of text in the Amended Credit Agreement are indicated by struck-through text, and insertions of text are indicated by bold, double-underlined text. Exhibit A-2 attached hereto sets forth a clean copy of the Amended Credit Agreement after giving effect to such amendments.

2.
Conditions to Effectiveness.    This First Amendment shall not be effective until the Administrative Agent shall have received counterparts of (a) this First Amendment duly executed and delivered by the Borrower, the Parent Guarantor, the Administrative Agent, and the Required Lenders, (b) duly executed copies of a Reaffirmation of Subsidiary Guaranty in the form of Exhibit B attached hereto from each of the Subsidiary Guarantors identified thereon and (c) the fully executed Term Loan Agreement, dated as of April 21, 2017, among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (the “Term Loan Agreement”) along with (x) the primary ancillary documents delivered in connection therewith and (y) evidence reasonably satisfactory to Administrative Agent that the Effective Date under and as defined in the Term Loan Agreement has occurred.

3.
Representations and Warranties. Except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, the representations and warranties of the Borrower and each other Loan Party contained in Article VII of the Credit Agreement or any other Loan Document to which any of them is a party, are true and correct on and as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct on and as of such earlier date.

4.
Limited Amendment; Ratification of Loan Documents. Except as specifically amended or modified hereby, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects. This First Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, except as expressly set forth herein.

5.	Governing Law. This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

6.
Miscellaneous. This First Amendment may be executed in any number of counterparts, which shall together constitute an entire original agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this First Amendment. Each of the Borrower and the Parent Guarantor represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or the Lenders or their counsel in entering into this First Amendment. This First Amendment shall constitute a Loan Document.

***

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

BORROWER:

CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership

By:    Chesapeake Lodging Trust,
Its:    General Partner

By: /s/ Graham J. Wootten
Name:    Graham J. Wootten
Title:    Secretary

PARENT:

CHESAPEAKE LODGING TRUST,
a Maryland real estate investment trust

By: /s/ Graham J. Wootten
Name:    Graham J. Wootten
Title:    Secretary

Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent and a Lender

By: /s/ Mark F. Monahan
Name:    Mark F. Monahan
Title:    Senior Vice President

Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Sangeeta Mahadevan
Name:    Sangeeta Mahadevan
Title:    Executive Director

Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/ J.T. Johnston Coe
Name:    J.T. Johnston Coe
Title:    Managing Director

By: /s/ Joanna Soliman
Name:    Joanna Soliman
Title:    Vice President

Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Katie Chowdhry
Name:    Katie Chowdhry
Title:    Vice President

Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By: /s/ Rina Kansagra
Name:    Rina Kansagra
Title:    Authorized Signatory

Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement

TD BANK, N.A.,
as a Lender

By: /s/ John Howell
Name:    John Howell
Title:    Vice President

Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement

REGIONS BANK,
as a Lender

By: /s/ T. Barrett Vawter
Name:    T. Barrett Vawter
Title:    Vice President

Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement

EXHIBIT A-1

Marked Credit Agreement

(See Attached)

EXHIBIT A-2

Clean Credit Agreement

(See Attached)

Loan Number: 1002242
CONFORMED COPY
as amended by Amendment No. 1 dated as of April 21, 2017

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 4, 2015
by and among
CHESAPEAKE LODGING, L.P.,
as Borrower,
THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 13.6,
as Lenders,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

and
DEUTSCHE BANK SECURITIES INC.,
as Documentation Agent

WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC, and
DEUTSCHE BANK SECURITIES INC. as
JOINT LEAD ARRANGERS

WELLS FARGO SECURITIES, LLC and
J.P. MORGAN SECURITIES LLC, as
JOINT BOOK RUNNERS

TABLE OF CONTENTS

ARTICLE I. Definitions	1

Section 1.1. Definitions.	1

Section 1.2. GAAP; General References; Pacific Time.	38

ARTICLE II. Credit Facility	39

Section 2.1. Loans.	39

Section 2.2. Requests for Loans.	39

Section 2.3. Funding of Loans.	40

Section 2.4. Assumptions Regarding Funding by Lenders.	40

Section 2.5. Amendment and Restatement of Third Amended Credit Agreement; Release of Liens	41

Section 2.6. Rates and Payment of Interest on Loans.	41

Section 2.7. Number of Interest Periods.	42

Section 2.8. Repayment of Loans.	42

Section 2.9. Prepayments.	42

Section 2.10. Late Charges.	43

Section 2.11. Continuation.	43

Section 2.12. Conversion.	44

Section 2.13. Notes.	44

Section 2.14. Voluntary Reductions of the Commitment.	45

Section 2.15. Extension of Maturity Date.	45

Section 2.16. Amount Limitations.	46

Section 2.17. Funds Transfer Disbursements.	46

Section 2.18. Increase in Commitments.	46

ARTICLE III. Payments, Fees and Other General Provisions	48

Section 3.1. Payments.	48

Section 3.2. Pro Rata Treatment.	49

Section 3.3. Sharing of Payments, Etc.	49

Section 3.4. Several Obligations.	50

Section 3.5. Fees.	50

Section 3.6. Computations.	51

Section 3.7. Usury.	51

Section 3.8. Statements of Account.	51

Section 3.9. Defaulting Lenders.	51

Section 3.10. Taxes; Foreign Lenders.	53

Section 3.11. Lender Failure to Make Payment.	57

ARTICLE IV. Borrowing Base Properties; Subsidiary Guarantors	58

Section 4.1. Eligibility of Properties.	58

Section 4.2. Subsidiary Guarantors.	60

Section 4.3. Frequency of Calculations of Unencumbered Borrowing Base Asset Value.	61

ARTICLE V. Yield Protection, Etc.	61

Section 5.1. Additional Costs; Capital Adequacy.	61

Section 5.2. Suspension of LIBOR Loans.	63

Section 5.3. Illegality.	63

Section 5.4. Compensation.	63

Section 5.5. Treatment of Affected Loans.	64

Section 5.6. Affected Lenders.	65

Section 5.7. Change of Lending Office.	65

Section 5.8. Assumptions Concerning Funding of LIBOR Loans.	65

ARTICLE VI. Conditions Precedent	66

Section 6.1. Initial Conditions Precedent.	66

Section 6.2. Conditions Precedent to All Loans.	67

Section 6.3. Conditions as Covenants.	68

ARTICLE VII. Representations and Warranties	68

Section 7.1. Representations and Warranties.	68

Section 7.2. Survival of Representations and Warranties, Etc.	74

ARTICLE VIII. Affirmative Covenants	74

Section 8.1. Preservation of Existence and Similar Matters.	74

Section 8.2. Compliance with Applicable Law.	75

Section 8.3. Maintenance of Property.	75

Section 8.4. Conduct of Business.	75

Section 8.5. Insurance.	75

Section 8.6. Payment of Taxes and Claims.	76

Section 8.7. Books and Records; Inspections.	77

Section 8.8. Use of Proceeds.	77

Section 8.9. Environmental Matters.	78

Section 8.10. Further Assurances.	78

Section 8.11. Intentionally Omitted.	78

Section 8.12. REIT Status.	78

Section 8.13. Exchange Listing.	78

Section 8.14. Operation of Borrowing Base Property.	79

Section 8.15. Completion of Renovations.	79

Section 8.16. Mechanics’ Liens.	80

Section 8.17. Proceedings.	80

Section 8.18. Correction of Defects.	80

Section 8.19. Personal Property.	80

Section 8.20. Approved Ground Leases.	81

ARTICLE IX. Information	81

Section 9.1. Quarterly Financial Statements.	81

Section 9.2. Year End Statements.	81

Section 9.3. Compliance Certificate.	82

Section 9.4. Other Information.	82

Section 9.5. Electronic Delivery of Certain Information.	85

Section 9.6. Public/Private Information.	86

Section 9.7. USA Patriot Act Notice; Compliance.	87

ARTICLE X. Negative Covenants	87

Section 10.1. Financial Covenants.	87

Section 10.2. Negative Pledge.	90

Section 10.3. Restrictions on Intercompany Transfers.	90

Section 10.4. Merger, Consolidation, Sales of Assets and Other Arrangements.	90

Section 10.5. Plans.	92

Section 10.6. Fiscal Year.	92

Section 10.7. Modifications of Organizational Documents.	92

Section 10.8. Material Contracts.	92

Section 10.9. Indebtedness.	93

Section 10.10. Transactions with Affiliates.	94

Section 10.11. Environmental Matters.	94

Section 10.12. Derivatives Contracts.	94

ARTICLE XI. Default	94

Section 11.1. Events of Default.	94

Section 11.2. Remedies Upon Event of Default.	98

Section 11.3. Reserved.	99

Section 11.4. Marshaling; Payments Set Aside.	99

Section 11.5. Allocation of Proceeds.	100

Section 11.6. Intentionally Omitted.	100

Section 11.7. Rescission of Acceleration by Requisite Lenders.	100

Section 11.8. Performance by Administrative Agent.	101

Section 11.9. Rights Cumulative.	101

ARTICLE XII. The Administrative Agent	102

Section 12.1. Appointment and Authorization.	102

Section 12.2. Wells Fargo as Lender.	103

Section 12.3. [Reserved].	103

Section 12.4. [Reserved].	103

Section 12.5. Approvals of Lenders.	103

Section 12.6. Notice of Events of Default.	104

Section 12.7. Administrative Agent’s Reliance.	104

Section 12.8. Indemnification of Administrative Agent.	105

Section 12.9. Lender Credit Decision, Etc.	106

Section 12.10. Successor Administrative Agent.	107

Section 12.11. Syndication Agent.	108

Section 12.12. Documentation Agent.	108

Section 12.13. Specified Derivatives Contracts.	108

ARTICLE XIII. Miscellaneous	109

Section 13.1. Notices.	109

Section 13.2. Expenses.	110

Section 13.3. [Reserved].	111

Section 13.4. Setoff.	111

Section 13.5. Litigation; Jurisdiction; Other Matters; Waivers.	111

Section 13.6. Successors and Assigns.	113

Section 13.7. Amendments and Waivers.	117

Section 13.8. Nonliability of Administrative Agent and Lenders.	119

Section 13.9. Confidentiality.	120

Section 13.10. Indemnification.	121

Section 13.11. Termination; Survival.	122

Section 13.12. Severability of Provisions.	122

Section 13.13. GOVERNING LAW.	122

Section 13.14. Counterparts.	122

Section 13.15. Obligations with Respect to Loan Parties.	122

Section 13.16. No Advisory or Fiduciary Relationship.	123

Section 13.17. Limitation of Liability.	123

Section 13.18. Entire Agreement.	123

Section 13.19. Construction.	124

Section 13.20. Headings.	124

Section 13.21. Joinder by Parent Guarantor.	124
Section 13.22. Acknowledgement and Consent to Bail-In of EEA Financial
Institutions.    124

SCHEDULE I         Commitments

SCHEDULE II    Initial Borrowing Base Properties
SCHEDULE 4.1    Initial Operating Property Values
SCHEDULE 7.1(b)    Ownership Structure
SCHEDULE 7.1(f)    Properties
SCHEDULE 7.1(g)    Indebtedness and Guaranties
SCHEDULE 7.1(h)    Material Contracts
SCHEDULE 7.1(i)    Litigation
SCHEDULE 7.1(s)    Affiliate Transactions

EXHIBIT A	Form of Assignment and Assumption Agreement

EXHIBIT B	Reserved

EXHIBIT C	Form of Note

EXHIBIT D	Form of Notice of Borrowing

EXHIBIT E	Form of Notice of Continuation

EXHIBIT F	Form of Notice of Conversion

EXHIBIT G	Form of Disbursement Instruction Agreement

EXHIBIT H	Reserved

EXHIBIT I	Form of Compliance Certificate

EXHIBITS J-1-J-4	Forms of U.S. Tax Compliance Certificates

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of March 4, 2015 by and among CHESAPEAKE LODGING, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.6 (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”) and joined in by CHESAPEAKE LODGING TRUST, a Maryland real estate investment trust, for the purposes set forth in Section 13.21.
WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent entered into that certain Credit Agreement dated July 30, 2010 (as amended by letter agreement dated December 27, 2010, the “Original Credit Agreement”) providing for a $115,000,000 revolving credit facility; and
WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated January 21, 2011 (the “First Amended Credit Agreement”) amending and restating the Original Credit Agreement and providing for (among other things) an increase in the maximum amount of the revolving credit facility to $150,000,000; and
WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated October 14, 2011 (the “Second Amended Credit Agreement”) amending and restating the First Amended Credit Agreement and providing for (among other things) an increase in the maximum amount of the revolving credit facility to $200,000,000; and
WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent entered into that certain Third Amended and Restated Credit Agreement dated October 25, 2012 (the “Third Amended Credit Agreement”) amending and restating the Second Amended Credit Agreement and providing for (among other things) an increase in the maximum amount of the revolving credit facility to $250,000,000; and
WHEREAS, the parties hereto desire to amend and restate the Third Amended Credit Agreement to provide for (among other things) an increase in the maximum amount of the revolving credit facility to $300,000,000 (which increase is being effected by new Commitments in the amount of $50,000,000) and to provide for future increases up to a maximum amount of $450,000,000, all on and subject to the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby amend and restate the Third Amended Credit Agreement in its entirety, and hereby agree as follows:

Article I. Definitions
Section 1.1.     Definitions.
In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Subsidiary Guaranty.
“Account” shall have the meaning ascribed to such term in the Uniform Commercial Code.
“Additional Costs” has the meaning given that term in Section 5.1(b).
“Adjusted EBITDA” means, for any given period, EBITDA, less a reserve equal to four percent (4%) of the aggregate amount of the Gross Operating Revenues of all Properties of the Parent Guarantor and its Subsidiaries, determined on a consolidated basis for such period.
“Adjusted NOI” means, as determined for any period of time with respect to any one or more Hotel Properties, the Net Operating Income of such Hotel Property or Hotel Properties, subject to the following adjustments:
(a)    for each applicable Property management fees shall equal the greater of (i) three percent (3%) of Gross Operating Revenues or (ii) the actual management fees paid under the applicable Management Agreement;
(b)    for each applicable Property reserves for FF&E and capital items shall equal the greater of (i) four percent (4%) of Gross Operating Revenues or (ii) the amount of reserves required under the applicable Management Agreement or Franchise Agreement; and
(c)    for each applicable Property franchise fees shall equal the greater of (i) the actual amount of franchise fees paid with respect to such Property during such period and (ii) an imputed franchise fee in the amount of four percent (4.0%) of Gross Operating Revenues for such Property for such period; provided however, for purposes of this definition, no imputed franchise fee shall be deducted from Net Operating Income with respect to any Property that is not subject to a Franchise Agreement.
For purposes of determining Adjusted NOI for any period of twelve months, Net Operating Income of any Hotel Property that was acquired during such period shall be included within such Adjusted NOI for the entirety of such twelve-month period, including Net Operating Income of such Hotel Property during any portion of such period that occurred prior to such acquisition (adjusted as provided above), as determined by the Borrower (subject to the reasonable approval of the Administrative Agent) based on the operating statements received from the prior owner or operator.

“Adjusted Total Asset Value” means Total Asset Value determined exclusive of assets that are owned by Excluded Subsidiaries or Unconsolidated Affiliates.
“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.10.
“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.
“Affected Lender” has the meaning given that term in Section 5.6.
“Affiliate” means, with respect to any Person, (a) any Person which is directly or indirectly Controlled by, Controls or is under common Control with such Person, (b) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clause (a), (c) any other Person who is a member of the immediate family of such Person or of any Person referred to in the preceding clauses (a) and (b), and (d) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (c) and of which such Person is sole trustee; provided, however, in no event shall the Administrative Agent or any Lender or any of their respective Affiliates be an Affiliate of Borrower.
“Agreement Date” means the date as of which this Agreement is dated.
“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery, corruption or money laundering, including without limitation, the Foreign Corrupt Practices Act of 1977.
“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Capitalization Rate” means (a) 7.25% for Upscale, Upper-Upscale or Luxury (as defined by Smith Travel Research or any successor thereto or substitute therefor reasonably acceptable to the Administrative Agent) Hotel Properties located in downtown or central business district locations in Boston, Chicago, Manhattan, San Francisco and Washington, DC and (b) 8.00% for all other Hotel Properties.
“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators, in each case whether or not having the force of law, applicable to a Loan Party, the Administrative Agent or any Lender, as the context requires.
“Applicable Margin” means the percentage rate set forth below corresponding to the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.3 (subject to the provisions of this definition) :

Applicable Margin
Pricing Level	Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
I	< 35.0%	1.55%	0.55%
II	≥ 35.0% < 40.0%	1.60%	0.60%
III	≥ 40.0% < 45.0%	1.65%	0.65%
IV	≥ 45.0% < 50.0%	1.95%	0.95%
V	≥ 50.0% < 55.0%	2.10%	1.10%
VI	≥ 55.0%	2.30%	1.30%

The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) ten (10) Business Days after the day by which the Borrower is required to provide a Compliance Certificate pursuant to Section 9.3 for the most recently ended fiscal quarter of the Parent Guarantor; provided that (a) the Applicable Margin shall be based on Level I until the first Calculation Date occurring after the Effective Date, and thereafter the Applicable Margin shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Parent Guarantor preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the  Compliance Certificate as required by Section 9.3 for the most recently ended fiscal quarter of the Parent Guarantor preceding the applicable Calculation Date, then the Applicable Margin from such Calculation Date shall be based on Level VI until such time as an appropriate Compliance Certificate is provided, at which time the Applicable Margin shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Parent Guarantor preceding such Calculation Date.  The Applicable Margin shall be effective from and including one Calculation Date until but excluding the next Calculation Date.  Any adjustment in the Applicable Margin shall be applicable to all Loans then outstanding or subsequently made.
Notwithstanding the foregoing paragraph, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 9.1, 9.2 or 9.3 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Commitments are in effect, or (iii) any Loan is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such

Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 3.2.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 2.6(a) or Section 11.2 nor any of their other rights under this Agreement.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
“Approved Annual Budget” has the meaning given that term in Section 9.4(h).
“Approved Capital Budget” has the meaning given that term in Section 9.4(h).
“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.
“Approved Ground Lease” means, with respect to a Hotel Property, a ground lease that (a) has a remaining term (including renewal options that are exercisable without condition) of not less than fifty (50) years at the time such Hotel Property is first included as a Borrowing Base Property, or in the event that such remaining term is less than fifty (50) years, such ground lease either (i) contains an unconditional end-of-term purchase option in favor of the lessee for consideration that is, in the reasonable judgment of the Administrative Agent, de minimus or (ii) provides that the lessee’s leasehold interest therein automatically becomes a fee-owned interest at the end of the term, (b) permits a leasehold mortgage on terms satisfactory to Administrative Agent, (c) provides that such lease may not be terminated by the ground lessor without prior notice to the leasehold mortgagee and an opportunity for such leasehold mortgagee to cure any default by the lessee (including adequate time for the leasehold mortgagee to obtain possession to effect such cure), (d) does not place any material restrictions on the leasehold mortgagee’s ability to sell or transfer such Hotel Property after foreclosure; and (e) is otherwise satisfactory to the Administrative Agent in its reasonable judgment.
“Arrangers” means Wells Fargo Securities, LLC, J.P. Morgan Securities, LLC and Deutsche Bank Securities Inc. in their capacities as Lead Arrangers and Joint Bookrunners.
“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.6) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.
“Baby REIT” means a Subsidiary of the Borrower that has elected or will elect, within the time period permitted under the Internal Revenue Code, to be taxed as a REIT, and in which 100% of the common Equity Interests of such Subsidiary are owned by the Borrower or a Wholly Owned Subsidiary of the Borrower, provided, however, that such Subsidiary shall cease to be a Baby REIT if, at any time after its election to be taxed as a REIT, it ceases to be taxed as a REIT.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding (under the Bankruptcy Code or otherwise), or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).
“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Book Value” means, with respect to any asset, the book value of such asset as determined in accordance with GAAP.
“Borrower” has the meaning set forth in the introductory Paragraph hereof and shall include the Borrower’s permitted assigns.

“Borrower’s Agents” means James Francis, Douglas Vicari, Graham Wootten or Nishil Patel as the Borrower’s duly authorized agents, or such other and/or additional authorized agents as the Borrower shall designate in writing to Administrative Agent.
“Borrowing Base Pool” means, collectively, the Hotel Properties that constitute Borrowing Base Properties.
“Borrowing Base Property” means an Eligible Property that the Administrative Agent and the Lenders have agreed to include in calculations of the provisions of Section 10.1(b)(ii), (f) and (g). Unless otherwise approved by the Requisite Lenders, a Property shall cease to be a Borrowing Base Property if at any time such Property shall cease to be an Eligible Property.
“Borrowing Base Property Removal” has the meaning given that term in Section 4.1(d).
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in San Francisco, California and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one (1) year from the date acquired; (b) certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A 2 or the equivalent by S&P or at least P 2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A 2 or the equivalent thereof by S&P or at least P 2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one (1)

year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Chattel Paper” shall have the meaning ascribed to such term in the Uniform Commercial Code.
“Commitment” means, as to each Lender, such Lender’s obligation to make Loans pursuant to Section 2.1 in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Commitment Amount” or increases in any Commitment under Section 2.19, or the amount of any new Commitment allocated to a new Lender under Section 2.19) (as the same may be assigned in accordance with this Agreement) in each case as the same may be reduced from time to time pursuant to Section 2.14 or otherwise pursuant to the terms of this Agreement.
“Commitment Percentage” means, as to each Lender the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have been terminated or been reduced to zero, the “Commitment Percentage” of each Lender with a Commitment shall be the “Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.
“Compliance Certificate” has the meaning given that term in Section 9.3.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.11.
“Contracts” means all contracts, agreements and warranties relating to or governing the use, occupancy, operation, management, hotel group, name or chain affiliation and/or guest reservation, repair and service of a Property, and all leases, occupancy agreements, concession agreements, and commitments to provide rooms or facilities in the future, including all amendments, modifications and supplements to any of the foregoing.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.12.
“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan and (c) the Continuation of a LIBOR Loan.
“Credit Party” means the Administrative Agent or any other Lender.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.
“Default” means any event that, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 3.9(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) or become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9(d)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Departing Lender” means each lender under the Third Amended Credit Agreement that does not have a Commitment hereunder and is identified as a Departing Lender on the signature pages hereto.
“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Parent Guarantor or any Subsidiary (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).
“Designated Subsidiary” means, in the event that Adjusted Total Asset Value attributable to assets directly owned by the Borrower and the then-existing Guarantors shall be less than ninety percent (90%) of Adjusted Total Asset Value, a Subsidiary (which does not otherwise constitute a Material Subsidiary) designated by the Borrower (or, in the event the Borrower has failed to do so in ten (10) Business Days, the Administrative Agent) to become a Guarantor such that Adjusted Total Asset Value attributable to assets directly owned by the Borrower and the Guarantors shall at all times equal or exceed ninety percent (90%) of Adjusted Total Asset Value and all such Designated Subsidiaries shall for all purposes of this Agreement and the other Loan Documents constitute Material Subsidiaries.
“Development/Redevelopment Property” means a Property that Parent Guarantor or any Subsidiary or Unconsolidated Affiliate is developing or renovating, that upon completion will constitute a Hotel Property and that is currently under development and not an operating property during such development and, subject to the last sentence of this definition, on which the improvements related to the development have not been completed. The term “Development/Redevelopment Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Parent Guarantor, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Parent Guarantor, any Subsidiary or any Unconsolidated Affiliate. A Development/Redevelopment Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Hotel Property have been completed for at least four (4) full fiscal quarters shall cease to constitute a Development/Redevelopment Property; provided, however, that Borrower shall be permitted to designate such Property as a Seasoned Property at any earlier time.
“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G to be executed and delivered by the Borrower pursuant to Section 6.1, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.
“Documentation Agent” means Deutsche Bank Securities Inc.
“Dollars” or “$” means the lawful currency of the United States of America.
“EBITDA” means, with respect to a Person for any period and without duplication, the sum of:
(a) net income (or loss) before minority interests of such Person for such period determined on a consolidated basis, excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including, without limitation, gains and losses from the sale of operating Hotel Properties; (v) closing costs related to the acquisition of properties that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period; (vi) other non-cash charges, including share based compensation amortization expense and impairment charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments); and (vii) equity in net income (loss) of its Unconsolidated Affiliates; plus

(b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.6(b)(iii)).
“Eligible Property” means a Hotel Property which satisfies all of the following requirements as confirmed by the Administrative Agent: (a) such Property is owned in fee simple (or located on land leased under an Approved Ground Lease) by the Borrower or an Eligible Subsidiary; (b) such Property is located in a state (other than Alaska) of the United States of America or in the District of Columbia; (c) such Property is an Upscale, Upper-Upscale or Luxury (as defined by Smith Travel Research or any successor thereto or substitute therefor reasonably acceptable to the Administrative Agent) Hotel Property located in a Top 50 Market or destination resort market (as approved by the Administrative Agent); (d) such Property is currently open for business to the public and either (i) subject to a Franchise Agreement (or solely a Management Agreement) with a Major Hotel Operator or (ii) an independent Hotel Property in downtown or central business district locations; (e) such Property is free of all material structural and title defects, as evidenced by a seismic report with respect to any Property located in an earthquake zone (addressed to the Administrative Agent and prepared by an architect or engineer acceptable to the Administrative Agent) and ALTA survey; (f) such Property is free from significant Hazardous Materials and in compliance in all material respects with all Environmental Laws and not subject to any environmental liabilities in excess of $750,000; (g) such Property has all material occupancy and operating permits and licenses and insurance policies as required pursuant to Section 8.5, (h) the Borrower has the right directly, or indirectly through an Eligible Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Eligible Subsidiary, and (ii) to sell, transfer or otherwise dispose of such Property (other than to the extent restricted pursuant to Management Agreements and Franchise Agreements consistent with applicable industry practice); (i) neither such Property, nor if such Property is owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge; and (j) the Administrative Agent has received, in form and substance satisfactory to the Administrative Agent, the information and reports required pursuant to Section 4.1(b) with respect to such Property.
“Eligible Subsidiary” means a Subsidiary of the Borrower that is (i) either a Wholly-Owned Subsidiary or a Baby REIT, and (ii) a Subsidiary Guarantor.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment as a result of Hazardous Materials.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, transport, treatment, disposal or clean up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.
“Equipment” shall have the meaning ascribed to such term in the Uniform Commercial Code.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” means any of the events specified in Section 11.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Operating Property Value” means the sum of (a) the excess of (x) the Operating Property Value of Borrowing Base Properties subject to Approved Ground Leases over (y) 25% of the aggregate Operating Property Value of the Borrowing Base Pool, plus (b) the excess of (x) the Operating Property Value of Development/Redevelopment Properties and Borrowing Base Properties undergoing Major Renovations over (y) 25% of the aggregate Operating Property Value of the Borrowing Base Pool, plus (c) the excess of (x) the Operating Property Value of any Borrowing Base Property over (y) 35% of the aggregate Operating Property Value of the Borrowing Base Pool plus (d) the excess of (x) the Operating Property Value of all Borrowing Base Properties located in a single MSA or Top 50 Market over (y) 35% of the Operating Property Value of the Borrowing Base Pool.
“Excluded Subsidiary” means any Subsidiary (other than the Borrower) of the Parent Guarantor (a) holding title to assets that are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) that is prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness; provided, however, in addition to the foregoing, any Baby REIT which holds only Equity Interests in an Excluded Subsidiary shall also constitute an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the

Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 31 of the Subsidiary Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable by Borrower or the Loan Parties either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Extended Maturity Date” means March 4, 2020.
“Extension Term” means, if the Maturity Date is extended pursuant to Section 2.15, the period of time after the Original Maturity Date.
“Fair Market Value” means, with respect to any asset, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Except as otherwise provided herein, Fair Market Value shall be determined by the Board of Trustees of the Parent Guarantor (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at no more than $5,000,000, such determination may be made by the chief financial officer of the Borrower evidenced by an officer’s certificate delivered to the Administrative Agent.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent; provided, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means that certain fee letter dated as of January 22, 2015, by and among the Borrower, the Administrative Agent, the Syndication Agent and certain of the Arrangers.
“Fees” means the fees and commissions provided for or referred to in Section 3.5 and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.
“FF&E” means all fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located on a Borrowing Base Property or used in connection with the use, occupancy, operation and maintenance of all or any part of such Borrowing Base Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurants, public rooms, health and recreational facilities, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and the vehicles.
“FF&E Reserve” means, for any calendar month for any Hotel Property, an amount equal to the greater of (i) four percent (4%) of Gross Operating Revenues for such calendar month or (ii) the amount of FF&E or capital reserves required under the applicable Management Agreement or Franchise Agreement.
“FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.

“Fixed Charge Coverage Ratio” means the ratio of (i) Adjusted EBITDA of the Parent Guarantor and its consolidated Subsidiaries for any period of four consecutive fiscal quarters most recently ending to (ii) Fixed Charges of the Parent Guarantor and its consolidated Subsidiaries for such period.
“Fixed Charges” means, with respect to a Person and for a given period, the sum of (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate amount of all Preferred Dividends paid by such Person during such period, plus (d) the aggregate of all payments by such Person in respect of Capitalized Lease Obligations. The Parent Guarantor’s Ownership Share of the Fixed Charges of its Unconsolidated Affiliates will be included when determining the Fixed Charges of the Parent Guarantor.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Franchise Agreement” means a license or franchise agreement between a Subsidiary Guarantor or Operating Lessee and a Franchisor.
“Franchisor” means a Person that licenses or franchises its hotel brand to hotel owners or operators.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.
“Funds From Operations” means net income available to common shareholders (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnership and joint ventures will be calculated to reflect funds from operations on the same basis. For purposes of this Agreement, Funds From Operations shall be calculated consistent with the White Paper on Funds From Operations dated April 2002 issued by National Association of Real Estate Investment Trusts, Inc., but without giving effect to any supplements, amendments or other modifications promulgated after the Agreement Date.
“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” shall have the meaning ascribed to such term in the Uniform Commercial Code.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or any arbitrator with authority to bind a party at law.
“Gross Operating Revenues” means, for any period of time for any Property, without duplication, all income and proceeds of sales of every kind (whether in cash or on credit and computed on an accrual basis) received by the applicable Subsidiary Guarantor, Operating Lessee or Manager for the use, occupancy or enjoyment of the Property or the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of operation of the Property, including, without limitation, all income received from tenants, transient guests, lessees (other than communications equipment lessees or service providers), licensees and concessionaires and other services to guests at the Property, and the proceeds from business interruption insurance, but excluding the following: (i) any excise, sales or use taxes or similar government charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes; (ii) receipts from condemnation awards or sales in lieu of or under threat of condemnation; (iii) proceeds of insurance (other than business interruption insurance); (iv) other allowances and deductions as provided by the Uniform System in determining the sum contemplated by this definition, by whatever name, it may be called; (v) proceeds of sales, whether dispositions of capital assets, FF&E or Equipment (other than sales of Inventory in the ordinary course of business); (vi) gross receipts received by tenants, lessees (other than the Operating Lessee), licensees or concessionaires of the Property; (vii) consideration received at the Property for hotel accommodations, goods and services to be provided at other hotels although arranged by, for or on behalf of, and paid over to, Manager; (viii) tips, service charges and gratuities collected for the benefit of employees; (ix) proceeds of any financing; (x) working capital provided by the Borrower, Subsidiary Guarantor or Operating Lessee; (xii) amounts collected from guests or patrons of the Property on behalf of Property tenants and other third parties; (xii) the value of any goods or services in excess of actual amounts paid (in cash or services) provided by the Manager on a complimentary or discounted basis; and (xiii) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business. Gross Operating Revenues shall be reduced by credits or refunds to guests at the Property.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation).
“Guarantors” means the Parent Guarantor and Subsidiary Guarantors.
“Guarantor Release” has the meaning given that term in Section 4.2(b).
“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Parent Guaranty and the Subsidiary Guaranty (or a joinder thereto).
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any explosives or any radioactive materials; (d) asbestos in any form; and (e) toxic mold.
“Hotel Property” means a Property on which there is located an operating hotel.
“Implied Debt Service” means (a) a given principal balance of Unsecured Indebtedness and Secured Recourse Indebtedness multiplied by (b) the greatest of (i) 10% per annum, (ii) the highest per annum interest rate then applicable to any of the outstanding principal balance of the Loans and (iii) a mortgage debt constant for a loan calculated using a per annum interest rate equal to the yield on a 10 year United States Treasury Note at such time as determined by the Administrative Agent plus 3.50% and amortizing in full in a 25-year period.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):
(a)    all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business and not more than sixty (60) days past due unless being contested in good faith and equipment leases entered into the ordinary course of business);
(b)    all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered;
(c)    Capitalized Lease Obligations of such Person;
(d)    all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment);
(e)    all Off-Balance Sheet Obligations of such Person;
(f)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)) in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(g)    all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); provided, however, that purchase obligations pursuant to this clause (g) shall be included only to the extent that the amount of such Person’s liability for the purchase price is not limited to the amount of any associated deposit given by such Person;
(h)    net obligations under any Derivatives Contract (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero);
(i)    all Indebtedness of other Persons which such Person has guaranteed payment or is otherwise recourse to such Person for payment (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability and except for guaranties of franchise agreements and/or management agreements unless and to the extent that such guarantor has admitted liability or a final, non-appealable judgment is entered against such guarantor);

(j)    all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and
(k)    such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.
Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person (other than with respect to customary exceptions to non-recourse liability described in clause (i) above), in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans under this Agreement shall constitute Indebtedness of the Borrower.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Initial Borrowing Base Properties” means the ten (10) Borrowing Base Properties identified in Schedule II hereto.
“Initial Subsidiary Guarantors” means CHSP Mission Bay LLC and the Subsidiary Guarantors that are owners of the ten (10) Initial Borrowing Base Properties identified in Schedule II hereto.
“Intellectual Property” has the meaning given that term in Section 7.1(t).
“Interest Expense” means, with respect to a Person and for any period, without duplication, (a) all paid, accrued or capitalized interest expense (including, without limitation, capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), such Person’s applicable Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person.
“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Inventory” shall have the meaning ascribed to such term in the Uniform Commercial Code, and including within the term items which would be entered on a balance sheet under the line items for “Inventories” or “China, glassware, silver, linen and uniforms” under the Uniform Systems of Accounts.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders, at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders.” For the avoidance of doubt, the term “Lenders” excludes any Departing Lenders.
“Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Specified Derivatives Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Obligations and, in each case, their respective successors and permitted assigns.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.
“Leverage Ratio” means the ratio (stated as a percentage) of (a) Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis to (b) Total Asset Value.
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the Eurodollar Reserve Percentage; provided, that if such determined rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; provided that if as so determined LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.
“LIBOR Loan” means a Loan bearing interest at a rate based on LIBOR.
“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.
“Licenses” means all certifications, permits, licenses and approvals, including certificates of completion, certificates of occupancy, and food and beverage and liquor licenses, required for the legal use, occupancy and operation of a Borrowing Base Property as used at the time at which it is added to the Borrowing Base Pool and from time to time thereafter.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the UCC); and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.
“Loan Document” means this Agreement, each Note, the Parent Guaranty, the Subsidiary Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract or the Fee Letter).
“Loan Party” means each of the Borrower, the Parent Guarantor, the Initial Subsidiary Guarantors and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral to secure all or a portion of the Obligations.
“Major Hotel Operator” means any of Hilton Worldwide Holdings, Inc., Hyatt Hotels Corporation, Intercontinental Hotel Group plc and Marriott International, Inc., and shall include their respective subsidiaries.
“Major Renovations” means, with respect to a Hotel Property, Renovations (including all Renovations that are part of an overall plan or that are similar or related to other Renovations, even though not performed at the same time) that (a) have resulted in, or are reasonably expected to result in, more than twenty-five percent (25%) of the rooms in such Hotel Property not being available for occupancy for a period of more than sixty (60) days, (b) have a projected cost that exceeds thirty percent (30%) of the Book Value of such Hotel Property (as determined prior to the commencement of such Renovations) or (c) have resulted in, or are reasonably expected to result in, a reduction of Net Operating Income of such Hotel Property of thirty percent (30%) or more during any period of twelve (12) consecutive months (as compared to the period of twelve (12) consecutive months immediately prior to the commencement of such Renovations).
“Major Tenant Lease” means a Tenant Lease that demises more than 5,000 rentable square feet of a Borrowing Base Property.
“Management Agreement” means an agreement entered into by any Subsidiary Guarantor or Operating Lessee pursuant to which it engages a Manager to manage and operate a Hotel Property, as each said agreement may be amended, supplemented, restated, replaced or otherwise modified from time to time.
“Manager” means the management company that manages and operates a Hotel Property pursuant to the Management Agreement for such Hotel Property.
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Loan Parties taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its material obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents or (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents.
“Material Contract” means (a) each Management Agreement with respect to a Borrowing Base Property, (b) each Franchise Agreement, if any, with respect to a Borrowing Base Property, (c) the Operating Lease for a Borrowing Base Property, (d) any Major Tenant Lease of a Borrowing Base Property, (e) any material agreement relating to parking for a Borrowing Base Property, (f) any ground lease with respect to a Borrowing Base Property and (g) any other contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.
“Material Subsidiary” means any Subsidiary (other than the Borrower) of the Parent Guarantor (a) that owns in fee simple, or leases pursuant to an Approved Ground Lease, a Borrowing Base Property, (b) to which more than 1.0% of Total Asset Value (excluding cash and cash equivalents) is attributable on an individual basis, or (c) which is a Designated Subsidiary.
“Maturity Date” means the Original Maturity Date, as it may be extended to the Extended Maturity Date pursuant to Section 2.15.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.
“MSA” has the meaning set forth in the definition of “Top 50 Market”.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Operating Income” means, for any Property and for a given period, the amount by which the Gross Operating Revenues for such Property exceed the Operating Expenses for such Property.
“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.
“New Property” means each Hotel Property acquired by the Parent Guarantor or any Subsidiary or Unconsolidated Affiliate from the date of acquisition until the Seasoned Date in respect thereof, provided, however, that, upon the Seasoned Date for any New Property, such New Property shall be converted to a Seasoned Property and shall cease to be a New Property.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Note” means a promissory note of the Borrower substantially in the form of Exhibit C, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment.
“Notice of Borrowing” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.2 evidencing the Borrower’s request for a borrowing of Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.11 evidencing the Borrower’s request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.12 evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.
“Notice of Responsible Officers” means a certificate of incumbency or notice from the Borrower to the Administrative Agent, in a form satisfactory to the Administrative Agent, identifying the officers of the Borrower that have authority to deliver Notices of Borrowing, Notices of Conversion, Notices of Continuation and other notices or requests specified in this Agreement.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note, and including interest and fees that accrue following the commencement of a proceeding by or against any Loan Party under a Debtor Relief Law. For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Specified Derivatives Contracts.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent Guarantor, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent Guarantor would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” Section of the Parent Guarantor’s report on Form 10 Q or Form 10 K (or their equivalents) which the Parent Guarantor is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).
“Operating Expenses” means, for any period of time for any Property, all costs and expenses of maintaining, conducting and supervising the operation of the Property which are properly attributable to the period under consideration under the Borrower’s system of accounting, including without limitation:
(i)    the cost of all food and beverages sold or consumed and of all Inventory;

(ii)    salaries and wages of personnel employed at the Property, including costs of payroll taxes and employee benefits and all other expenses not otherwise specifically referred to in this paragraph which are referred to as “Administrative and General Expenses” in the Uniform System;
(iii)    the cost of all other goods and services obtained by Manager in connection with its operation of the Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment;
(iv)    the cost of repairs to and maintenance of the Property (excluding capital expenditures);
(v)    insurance premiums for all insurance maintained with respect to the Property, including without limitation, property damage insurance, public liability insurance, and such business interruption or other insurance as may be provided for protection against claim, liabilities and losses arising from the use and operation of the Property and losses incurred with respect to deductibles applicable to the foregoing types of insurance;
(vi)    workers’ compensation insurance or insurance required by similar employee benefits acts;
(vii)    all personal property taxes, real estate taxes, assessments, and any other ad valorem taxes imposed on or levied in connection with the Property (less refunds, offsets or credits thereof, and interest thereon, if any, received during the period in question) and all other taxes, assessments and other charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Manager, Subsidiary Guarantor or Operating Lessee with respect to the operation of the Property and water and sewer charges;
(viii)    all sums deposited into any maintenance or capital expenditure reserve, including the amount of the applicable FF&E Reserve;
(ix)    legal fees related to the operation of the Property;
(x)    the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, decorating, design or construction problems and activities, including the fees (if any) of Manager in connection therewith, such as ADA studies, life safety reviews, and energy efficiency studies;
(xi)    all expenses for marketing the Property, including all expenses of advertising, sales promotion and public relations activities;
(xii)    utility taxes and other taxes (as those terms are defined in the Uniform System) and municipal, county and state license and permit fees;

(xiii)    all fees (including base and incentive fees), assessments, royalties and charges payable under the Management Agreement and Franchise Agreement (if any);
(xiv)    reasonable reserves for uncollectible accounts receivable;
(xv)    credit card fees, travel agent commissions and other third-party reservation fees and charges;
(xvi)    all parking charges and other expenses associated with revenues received by the Manager related to parking operations, including valet services;
(xvii)    common expenses charges, common area maintenance charges and similar costs and expenses;
(xviii)    rent payments under any ground lease; and
(xix)    any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System in the Management Agreement unless specifically excluded under the provisions of this Agreement.
Operating Expenses shall not include (a) depreciation and amortization except as otherwise provided in this Agreement; (b) the cost of any item specified in the Management Agreement to be provided at Manager’s sole expense; (c) debt service; (d) capital repairs and other expenditures which are normally treated as capital expenditures under the Uniform System or GAAP; or (e) other recurring or non-recurring ownership costs such as partnership or limited liability company administration and costs of changes to business and liquor licenses.
“Operating Lease” means, with respect to any Property, the lease thereof between the Subsidiary of the Borrower that is the owner thereof and the Subsidiary of the Borrower that is the Operating Lessee.
“Operating Lessee” means any Subsidiary of the Borrower that is the lessee under an Operating Lease.
“Operating Property Value” means, at any date of determination, the following:
(a)    for each New Property (until the Seasoned Date), the purchase price thereof;
(b)    for each Seasoned Property, the Adjusted NOI for such Property for the period of twelve (12) months ended on such date of determination divided by the Applicable Capitalization Rate; and
(c)    for each Renovated Borrowing Base Property, for so long as it shall continue to be a Renovated Borrowing Base Property, the sum of (i) the purchase price paid by the Borrower (or any applicable Subsidiary) for such Property less any amounts paid to the Borrower (or such Subsidiary) as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements plus (ii) 50% of the budgeted renovation costs of such Property (as approved by Administrative Agent).
“Option to Extend” means the Borrower’s option to extend the Maturity Date as provided in Section 2.15.
“Original Maturity Date” means March 4, 2019.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 9.4(s), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.
“Parent Guarantor” means Chesapeake Lodging Trust, a Maryland real estate investment trust.
“Parent Guaranty” means that certain Amended and Restated Repayment Guaranty dated as of the Agreement Date, executed by the Parent Guarantor in favor of the Administrative Agent for its benefit and the benefit of the Lenders, as the same may hereafter be supplemented, amended or otherwise modified from time to time.
“Participant” has the meaning given that term in Section 13.6(d).
“Participant Register” has the meaning given that term in Section 13.6(d).
“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Liens” means, with respect to any asset or property of a Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) which are not at the time required to be paid or discharged under Section 8.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such Property or impair the intended use thereof in the business of such Person; (d) Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due; (e) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (f) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders; (g) in the case of any Property that is not a Borrowing Base Property, Liens against such Property securing Indebtedness not otherwise prohibited hereunder; (h) judgment Liens not in excess of $1,000,000 in the aggregate for all Properties or $250,000 for any one Borrowing Base Property (exclusive of (x) any amounts that are duly bonded to the satisfaction of Administrative Agent in its reasonable discretion or (y) any amount covered by insurance to the satisfaction of Administrative Agent in its reasonable discretion); (i) deposits or pledges to secure bids, tenders, contracts (other than contracts for payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (j) Liens on leased personal property to secure the lease obligations associated with such property; and (k) any other matters from time to time that are not material and that are approved in writing by Administrative Agent (but specifically excluding, in the case of any Borrowing Base Property, Liens securing monetary obligations).
“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
“Personal Property” shall mean the Accounts, Chattel Paper, Contracts, Equipment, General Intangibles, Inventory, vehicles and cash on hand at or related to a Borrowing Base Property.
“PIP” means a property improvement plan for a Property prepared by a franchisor or manager of such Property.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Post-Default Rate” means, in respect of any principal of any Loan that is not paid when due, the otherwise applicable rate plus the Applicable Margin applicable to such Loan plus an additional four percent (4%) per annum and with respect to any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) a rate per annum equal to Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, plus four percent (4%).
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Stock issued by the Parent Guarantor or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent Guarantor or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender acting as Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Principal Office” means the Administrative Agent’s office at Minneapolis Loan Center, 600 South 4th St., 9th Floor, Minneapolis, Minnesota 55415, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.
“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) the amount of such Lender’s Commitment to (b) the sum of the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Loans owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Loans of all Lenders as of such date.
“Proceedings” has the meaning given that term in Section 8.16.

“Property” means a parcel of real property and the improvements thereon owned or ground leased by the Parent Guarantor or any Subsidiary (or, if applicable, Unconsolidated Affiliate). For purposes of Section 4.1, the term “Property” may include a property to be acquired, but not yet acquired, by a Subsidiary of the Borrower.
“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.
“Register” has the meaning given that term in Section 13.6(c).
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, implemented or issued.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.
“Renovated Borrowing Base Properties” means, each of the W Chicago-Lakeshore in Chicago and the Le Meridien New Orleans (due to extensive renovations at such hotels), until the earlier of, as to each Property: (i) the date that the Borrower elects for such Property to be a Seasoned Property and the Operating Property Value to be determined as a Seasoned Property, and (ii) June 30, 2016.
“Renovations” means any renovations, remodeling or other capital improvements at a Hotel Property (whether performed pursuant to a PIP or otherwise), but not routine maintenance or repairs.
“Requisite Lenders” means, as of any date, Lenders having at least 50.1% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 50.1% of the aggregate principal amount of the outstanding Loans; provided that (i) in determining such percentage at any given time, all then existing

Defaulting Lenders will be disregarded and excluded, and the Pro Rata Shares shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.
“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interest of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in additional Equity Interests to the holders of that class of Equity Interests; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding; (c) any prepayment of principal of or premium, if any, on, or redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
“Sanctioned Country” means, at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency of the government of a Sanctioned Country or (d) any Person owned or Controlled by any Person or agency described in any of the preceding clauses (a) through (c).
“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority.
“Seasoned Date” means the first day on which an acquired Hotel Property has been owned for four (4) full fiscal quarters following the date of acquisition by Parent Guarantor or one of its Subsidiaries or Unconsolidated Affiliates (or such earlier date as Borrower may elect by notice to Administrative Agent).
“Seasoned Property” means (a) each Hotel Property (other than a New Property or a Renovated Borrowing Base Property) owned by Parent Guarantor or any of its Subsidiaries or Unconsolidated Affiliates, (b) upon the occurrence of the Seasoned Date of any New Property, such Hotel Property, and (c) in accordance with the definition thereof, each Renovated Borrowing Base Property.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any lien on any Property or (to the extent hereinafter provided) any Equity Interests and shall include (without duplication) such Person’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates. Notwithstanding the foregoing, Indebtedness that is secured by a pledge of Equity Interests and not by Property owned by the issuer of such Equity Interests shall constitute Secured Indebtedness only if such Property also secures Indebtedness of such issuer.
“Secured Leverage Ratio” means the ratio (stated as a percentage) of (a) Secured Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis to (b) Total Asset Value.
“Secured Recourse Indebtedness” means, with respect to a Person as of any given date, the Secured Indebtedness of such Person (other than Nonrecourse Indebtedness) and shall include (without limitation) such Person’s Ownership Share of the Secured Recourse Indebtedness of such Person’s Unconsolidated Affiliates.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among any Loan Party and any Specified Derivatives Provider, and which was not prohibited by any of the Loan Documents when made or entered into.
“Specified Derivatives Provider” means any Person that (a) at the time it enters into a Specified Derivatives Contract with a Loan Party, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender (including on the Effective Date), is a party to a Specified Derivatives Contract with a Loan Party, in each case in its capacity as a party to such Specified Derivatives Contract.
“Specified Loan Party” means each Loan Party other than the Parent Guarantor.
“Subordinated Debt” means Indebtedness for money borrowed of any of the Loan Parties that is subordinated in right of payment and otherwise to the Loans, the other Obligations and the obligations under Specified Derivatives Contracts, if any, in a manner satisfactory to the Administrative Agent in its sole and absolute discretion.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company, trust or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, trustees or other individuals performing similar functions of such corporation, partnership, limited liability company, trust or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Guarantor.
“Subsidiary Guarantor” means each Subsidiary of Borrower that is a Material Subsidiary (other than Excluded Subsidiaries).
“Subsidiary Guaranty” means that certain Subsidiary Guaranty dated as of the Agreement Date and executed by the Initial Subsidiary Guarantors in favor of the Administrative Agent for its benefit and the benefit of the Lenders, as the same may hereafter be supplemented, amended or otherwise modified from time to time.
“Substantial Amount” means, at the time of determination thereof, an amount in excess of ten percent (10%) of total consolidated assets (exclusive of depreciation) at such time of the Parent Guarantor and its Subsidiaries determined on a consolidated basis.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Syndication Agent” means JPMorgan Chase Bank, N.A.
“Tangible Net Worth” means, as of a given date, shareholders’ equity of the Parent Guarantor and its Subsidiaries determined on a consolidated basis plus accumulated depreciation and amortization, minus (to the extent included when determining shareholders’ equity of the Parent Guarantor and its Subsidiaries): (a) the amount of any write-up in the Book Value of any assets reflected in any balance sheet resulting from revaluation thereof or any write up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing as assets on the balance sheet of the Parent Guarantor and its Subsidiaries, on a consolidated basis, for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP (subject to Section 1.2(a)), all determined on a consolidated basis.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Lease” means any lease, sublease or other similar occupancy agreement for any portion of a Borrowing Base Property.
“Term Loan Agreement” means the Term Loan Agreement, dated April 21, 2017, among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.
“Third Amended Credit Agreement” has the meaning given that term in the Recitals to this Agreement.
“Top 50 Market” means the fifty (50) largest Metropolitan Statistical Areas in the United States (each, an “MSA”) as published from time to time by the United States Office of Management and Budget.
“Total Asset Value” means, without duplication, the sum of (a) the following amounts with respect to the following assets owned by Parent Guarantor or any of its Subsidiaries: (i) the Operating Property Value of Hotel Properties; (ii) the amount of all Unrestricted Cash; (iii) the Book Value of all unimproved land and all Indebtedness secured by Mortgages; (iv) the Book Value of all Development/Redevelopment Properties; and (v) the contract purchase price for all purchase assets (to the extent included in Indebtedness); plus (b) the applicable Ownership Share of any Unconsolidated Affiliate of any asset described in clause (a) above.
“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unencumbered Borrowing Base Asset Value” means, as of any date of determination, the Operating Property Value of the Borrowing Base Pool as of such date minus the Excluded Operating Property Value as of such date.
“Unencumbered Implied Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (i) Adjusted NOI for Borrowing Base Properties (excluding, (1) with respect to each Borrowing Base Property which has an Adjusted NOI in excess of 35% of the Adjusted NOI of the Borrowing Base Pool, such excess, and (2) the excess of (x) the Adjusted NOI of all Borrowing Base Properties located in a single MSA or Top 50 Market over (y) 35% of the Adjusted NOI of the Borrowing Base Pool) for any period of four consecutive fiscal quarters most recently ending to (ii) Implied Debt Service for all Unsecured Indebtedness and Secured Recourse Indebtedness of the Parent Guarantor and its consolidated Subsidiaries for such period.

“Unencumbered Leverage Ratio” means the ratio (stated as a percentage) of (a) the sum of (i) Unsecured Indebtedness plus (ii) Secured Recourse Indebtedness, in each case, of the Parent Guarantor and its Subsidiaries on a consolidated basis to (b) Unencumbered Borrowing Base Asset Value.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“Uniform System” means the Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, 2014, as published by the Educations Institute of the American Hotel & Motel Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within such Uniform System of Accounts.
“Unrestricted Cash” means, with respect to any Person, cash and Cash Equivalents of such Person that are free and clear of all Liens and not subject to any restrictions (other than with respect to costs of liquidating certain Cash Equivalents prior to maturity) on the use thereof to pay Indebtedness and other obligations of the such Person.
“Unsecured Indebtedness” means with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness and shall include (without duplication) such Person’s Ownership Share of the Unsecured Indebtedness of any Unconsolidated Affiliate of such Person.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10(g)(ii)(B)(III).
“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.
“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.
“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2.     GAAP; General References; Pacific Time.
(a)    Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Agreement Date; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the use of GAAP, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed.
(b)    References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Except as expressly provided otherwise in any Loan Document, (x) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, (y) any reference to any Person shall be construed to include such Person’s permitted successors and permitted assigns and (z) a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Central time daylight or standard, as applicable.
ARTICLE II.     Credit Facility
Section 2.1.     Loans.
Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.16 below, each Lender severally and not jointly agrees to make Loans to the Borrower during the period from and including the Effective Date to but excluding the Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Commitment; provided, however Loans shall not be made in excess of amounts that would cause a violation of the limitations set forth in Section 2.16. Each borrowing of Loans hereunder shall be in an aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (except that, subject to Section 2.16, any such borrowing of Loans may be in the aggregate amount of the Commitments of all Lenders minus the sum of the aggregate principal balance of all Loans, which Loans, if less than $1,000,000, must be Base Rate Loans). Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and, prior to the Maturity Date, reborrow Loans.
Section 2.2.     Requests for Loans.
Not later than 11:00 a.m. Central time at least one (1) Business Day prior to a borrowing of Base Rate Loans and not later than 11:00 a.m. Central time at least three (3) Business Days prior to a borrowing of LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Loans to be borrowed, the date such Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Loans, the Type of the requested Loans, and if such Loans are to be LIBOR Loans, the initial Interest Period for such Loans. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Notwithstanding the foregoing, the Administrative Agent is authorized to rely upon the telephonic request of any of the Borrower’s Agents. The Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of the Administrative Agent as the Administrative Agent may from time to time designate and shall be followed promptly by the original or a facsimile or electronic mail Notice of Borrowing required pursuant to the first sentence of this Section 2.2. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.
Section 2.3.     Funding of Loans.
Promptly after receipt of a Notice of Borrowing under Section 2.2, the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall deposit an amount equal to the Loan to be made by such Lender to the Borrower with the

Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Central time on the date such proposed Loans are to be made available to the Borrower. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m., Central time, on the date of the requested borrowing of Loans, the proceeds of such amounts received by the Administrative Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 2.4.     Assumptions Regarding Funding by Lenders.
With respect to Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Loan with interest thereon, for each day from and including the date such Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Loan, the amount so paid shall constitute such Lender’s Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Loan to be made by such Lender.
Section 2.5.     Amendment and Restatement of Third Amended Credit Agreement; Release of Liens.
The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 6.1, the terms and provisions of the Third Amended Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” made and

“Obligations” incurred under the Third Amended Credit Agreement which are outstanding on the Effective Date shall continue as Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Third Amended Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (c) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Third Amended Credit Agreement as are necessary in order that each such Lender’s outstanding Loans hereunder reflect such Lender’s Commitment Percentages on the Effective Date and (d) each Departing Lender’s “Commitment” under the Third Amended Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” under the Third Amended Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Third Amended Credit Agreement) and each Departing Lender shall not be a Lender hereunder. The Borrower shall pay to the Lenders (including each Departing Lender) amounts payable, if any, to the Lenders under Section 5.4 as a result of the prepayment of any “Loans” under and as defined in the Third Amended Credit Agreement. By their execution of this Agreement each of the Lenders under the Third Amended Credit Agreement hereby authorizes the Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any “Collateral” securing the “Obligations” under the Third Amended Credit Agreement. The Administrative Agent shall, at the Borrower’s expense, promptly execute and deliver all documents and instruments the Borrower shall have delivered to the Administrative Agent in connection with such release; provided, however, that the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty.
Section 2.6.     Rates and Payment of Interest on Loans.
(a)    Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan (including any Loans outstanding on the Effective Date) to but excluding the date such Loan shall be paid in full, at the following per annum rates:
(i)    during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and
(ii)    during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)    Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error. In the case of interest on Loans outstanding on the Effective Date, interest accrued as of the Effective Date shall be allocated among the Lenders based on their Commitment Percentages under the Third Amended Credit Agreement, and interest accruing from and after the Effective Date shall be allocated among the Lenders based on their Commitment Percentages under this Agreement.
Section 2.7.     Number of Interest Periods.
There may be no more than seven (7) different Interest Periods outstanding at the same time.
Section 2.8.     Repayment of Loans.
The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Maturity Date.
Section 2.9.     Prepayments.
(a)    Optional. Subject to Section 5.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans shall be either (i) in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof or (ii) the entire outstanding principal amount of the Loans (together with all accrued but unpaid interest thereon).
(b)    Mandatory.
(i)    Overadvance. If at any time the aggregate principal amount of all outstanding Loans exceeds the aggregate amount of the Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders the amount of such excess.

(ii)    Application of Mandatory Prepayments. Amounts paid under the preceding subsection (b)(i) shall be applied to pay all amounts of principal outstanding on the Loans pro rata in accordance with Section 3.2. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.
Section 2.10.     Late Charges.
If any payment required under this Agreement is not paid within ten (10) days after it becomes due and payable, the Borrower shall pay a late charge for late payment to compensate the Lenders for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount equal to four percent (4%) of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 11.2, this Section shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Lenders’ right to accelerate payment of any of the Obligations as permitted under the terms of this Agreement.
Section 2.11.     Continuation.
So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. Central time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Notwithstanding the foregoing, the Administrative Agent is authorized to rely upon the telephonic request of any of the Borrower’s Agents. The Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of the Administrative Agent as the Administrative Agent may from time to time designate and shall be followed promptly by the original or a facsimile or electronic mail Notice of Continuation required pursuant to the third sentence of this Section 2.11. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such LIBOR Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such LIBOR Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.12 or the Borrower’s failure to comply with any of the terms of such Section.
Section 2.12.     Conversion.
So long as no Default or Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type. Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount, and upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted in accordance with Section 2.6. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 11:00 a.m. Central time three (3) Business Days prior to the date of any proposed Conversion into Base Rate or LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Notwithstanding the foregoing, the Administrative Agent is authorized to rely upon the telephonic request of any of the Borrower’s Agents. The Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of the Administrative Agent as the Administrative Agent may from time to time designate and shall be followed promptly by the original or a facsimile or electronic mail Notice of Conversion required pursuant to the first sentence of this Section 2.12. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.13.     Notes.
(a)    Notes. To the extent requested by any Lender, the Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a Note, payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.
(b)    Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8, in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8 shall be controlling.
(c)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.
Section 2.14.     Voluntary Reductions of the Commitment.
The Borrower may terminate or reduce the amount of the Commitments at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $5,000,000 and integral multiples of $1,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, (a) the Borrower may not reduce the aggregate amount of the Commitments to an amount that is less than the aggregate outstanding principal amount of the Loans unless, on or before the effective date of such reduction, the Borrower complies with the provisions of Section 2.9(b)(i) and (b) the Borrower may not reduce the aggregate amount of the Commitments below $100,000,000 unless the Borrower is fully terminating the Commitments. Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction. The Commitments, once reduced pursuant to this Section, may not be increased. The Borrower shall pay all interest and fees, on the Loans accrued to the date of such reduction or termination of the Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 5.4 of this Agreement.
Section 2.15.     Extension of Maturity Date.
Borrower shall have the option to extend the Maturity Date from the Original Maturity Date to the Extended Maturity Date, upon satisfaction of each of the following conditions precedent:
(a)    The Borrower shall provide the Administrative Agent with written notice of the Borrower's request to exercise the Option to Extend not more than one hundred twenty (120) days but not less than forty-five (45) days prior to the Original Maturity Date; and
(b)    As of the date of the Borrower's delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default or Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

(c)    The Borrower shall execute or cause the execution of all documents reasonably required by the Administrative Agent to exercise the Option to Extend; and
(d)    There shall not have occurred any change in any Borrowing Base Property since the date on which it first became a Borrowing Base Property or the financial condition of the Borrower or the Parent Guarantor from that which existed as of December 31, 2014 that, in the determination of the Administrative Agent in its sole discretion, has had a Material Adverse Effect; and
(e)    On or before the Original Maturity Date, the Borrower shall pay to the Administrative Agent all closing and recording costs, the costs of preparing any extension documents, including reasonable attorney’s fees if any, and any other reasonable costs and expense associated with the Borrower’s exercise of its extension right; and
(f)    On or before the Original Maturity Date, Borrower shall pay to the Administrative Agent the fee provided for in Section 3.5(c); and
(g)    Borrower shall be in compliance with all of the covenants set forth in Section 10.1.
Section 2.16.     Amount Limitations.
Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall make any Loan in an amount which, immediately after the making of such Loan, would cause the aggregate principal amount of all outstanding Loans to exceed the aggregate amount of the Commitments at such time.
Section 2.17.     Funds Transfer Disbursements.
The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by any Lender or any of its Affiliates pursuant to the Loan Documents as requested by any of the Borrower’s Agents to any of the accounts designated in the Disbursement Instruction Agreement.
Section 2.18.     Increase in Commitments.
(a)    Request for and Conditions of Increase. The Borrower shall have the right to request increases in the aggregate amount of the Commitments by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Commitments shall not exceed $450,000,000. Each such increase in the Commitments must be an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Commitment. No Person shall become a Lender hereto pursuant to this Section 2.18 without the approval of Borrower. If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment hereunder) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage or, in the case of a Lender that is increasing its Commitment, a percentage equal to the increase of its Commitment Percentage (determined in each case with respect to the Lenders’ relative Commitments and after giving effect to the increase of Commitments) of any outstanding Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 5.4 as a result of the prepayment of any such Loans. Effecting the increase of the Commitments under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true or correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z)  the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of (A) all corporate, partnership or other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, limited liability company or other necessary action taken by each Guarantor authorizing the guaranty of such increase; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; (iii) a supplement to this Agreement executed by the Borrower and by any new Lender and existing Lender that is increasing its Commitment confirming the amount of such new or increased Commitments; (iv) new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments, in the amount of such Lender’s Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Commitments; (v) ratification by the Parent Guarantor and Subsidiary Guarantors of their obligations to which they are parties; and (vi) such other documents, instruments, title insurance endorsements and information as Administrative Agent shall reasonably request. In connection with any increase in the aggregate amount of the Commitments pursuant to this Section 2.18, any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act.

(b)    Payment of Interest and Fees. Interest and fees accrued hereunder prior to the effective date of any increase in the Commitments shall be allocated among the Lenders based on their Commitment Percentages prior to such increase in the Commitments, and interest and fees accruing from and after the effective date of such increase in the Commitments shall be allocated among the Lenders based on their Commitment Percentages following such increase in the Commitments.
ARTICLE III.     Payments, Fees and Other General Provisions
Section 3.1.     Payments.
(a)    Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.5, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Administrative Agent fails to pay such amounts to such Lender within one (1) Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.
(b)    Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.     Pro Rata Treatment.
Except to the extent otherwise provided herein: (a) each borrowing from Lenders under Section 2.1 shall be made from the Lenders, each payment of the fees under Sections 3.5(a), 3.5(b) and 3.5(c) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.14 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.1) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous. Any payment or prepayment of principal or interest made (i)(A) during the existence of a Default or Event of Default or (B) pursuant to Section 2.9(b)(ii), shall be made for the account of the Lenders in accordance with the order set forth in Section 11.5 and (ii) pursuant to Section 2.9(b)(i), shall be made for the account of the Lenders holding Commitments (or, if the Commitments have been terminated, holding Loans, in accordance with the order set forth in Section 11.5.
Section 3.3.     Sharing of Payments, Etc.
If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2 or Section 11.5, such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2 or Section 11.5, as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with the respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4.     Several Obligations.
No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5.     Fees.
(a)    Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.
(b)    Unused Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders an unused fee equal to the sum of the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal balance of Loans set forth in the table below multiplied by the corresponding per annum rate:

Amount by Which Commitments Exceed Loans	Unused Fee
$0 to and including an amount less than 50% of the aggregate amount of the Commitments	0.20%
Greater than or equal to an amount equal to 50% of the aggregate amount of the Commitments	0.30%

Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Maturity Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.
(c)    Extension Fee. If the Borrower exercises its right to extend the Maturity Date in accordance with Section 2.15, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to 0.15% of the amount of such Lender’s Commitment (whether or not utilized).
(d)    Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent, the Syndication Agent and the Arrangers as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time.

All fees payable hereunder shall be paid on the dates due and in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
Section 3.6.     Computations.
Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
Section 3.7.     Usury.
In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.6(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.8.     Statements of Account.
The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9.     Defaulting Lenders.
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.7.
(b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article VI were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata as if there had been no Lenders that were Defaulting Lenders. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Certain Fees. No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5(b) or 3.5(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(d)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders as if there had been no Lenders that were Defaulting Lenders, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(e)    Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender which is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 13.6(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 13.6(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.
Section 3.10.     Taxes; Foreign Lenders.
(a)    Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (together with reasonably appropriate details supporting the calculation of such payment or liability) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the

Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Amendment and Restatement. For purposes of determining withholding taxes imposed under the FATCA, from and after the effective date of this Agreement the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.11.     Lender Failure to Make Payment.
If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.4, 3.1(b) or 12.8, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
ARTICLE IV.     Borrowing Base Properties; Subsidiary Guarantors
Section 4.1.     Eligibility of Properties.
(a)    Initial Borrowing Base Properties. On the Effective Date, the Initial Borrowing Base Properties shall be the sole Borrowing Base Properties, and the Operating Property Value initially attributable to such Property shall be as approved by the Lenders and set forth on Schedule 4.1.
(b)    Additional Borrowing Base Properties. If after the Effective Date the Borrower desires that the Lenders include any additional Property in calculation of the provisions of Sections 10.1(b)(ii), (f) and (g), the Borrower shall so notify the Administrative Agent in writing. To the extent such Property is not an Eligible Property, such Property shall only be included as a Borrowing Base Property and included in the calculation of Unencumbered Borrowing Base Asset Value upon the consent of the Requisite Lenders in their sole discretion. No Property will be included as a Borrowing Base Property unless the Borrower delivers to the Administrative Agent the following, in form and substance satisfactory to the Administrative Agent:
(i)    An executive summary of the Property including, at a minimum, the following information relating to such Property: (A) a description of such Property, such description to include the age, location, site plan and physical condition of such Property; (B) the purchase price paid or to be paid for such Property; (C) the current and projected condition of the regional market and specific submarket in which such Property is located; and (D) the current projected capital plans and, if applicable, current renovation plans for such Property;
(ii)    An operating statement for such Property audited or certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three fiscal years, as well as operating statements for the most recent month, the year-to-date and the trailing twelve months, provided that, with respect to any period such Property that was owned by the Borrower or a Subsidiary for less than three years, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the Borrower’s knowledge and provided further, that if such Property has been operating for less than three years, the Borrower shall provide such projections and other information concerning the anticipated operation of such Property as the Administrative Agent may reasonably request;

(iii)    To the extent available, three-year historical and pro forma capital expenditure reports and projections;
(iv)    Copies of any ground lease with respect to such Property;
(v)    The Smith Travel STAR Report (or any successor thereto or substitute therefor reasonably acceptable to the Administrative Agent) for such Property and its primary competitive set for the most current month available, along with the prior year-end report;
(vi)    Any PIP required to remain in compliance with the applicable Franchise Agreement and Management Agreement;
(vii)    Copies of all policies of insurance required by Section 8.5;
(viii)    Seismic reports, if applicable and available to the Borrower, relating to such Property; and
(ix)    Such other information the Administrative Agent may reasonably request in order to evaluate the Property.
Upon its receipt of the foregoing documents and information, the Administrative Agent will promptly send the foregoing documents and information to each of the Lenders.
(c)    Property Addition. With respect to any proposed Borrowing Base Property under subsection (b) above, such Property shall become a Borrowing Base Property upon execution and delivery to the Administrative Agent of (i) a Compliance Certificate showing the calculation of the provisions of Sections 10.1(b)(ii), (f) and (g) after inclusion of such Property as a Borrowing Base Property, and certifying that such Property constitutes an Eligible Property, (ii) if such property is owned by a Subsidiary of the Borrower, all of the items required to be delivered to the Administrative Agent under Section 4.2(a) if not previously delivered, and (iii) such other items or documents as may be reasonably appropriate under the circumstances, including updates of the documents described in the immediately preceding subsection (b), and satisfaction of all other closing requirements reasonably imposed by the Administrative Agent.
(d)    Release of Borrowing Base Properties. The Borrower may request, by providing not less than five (5) days’ prior written notice (with such notice to be accompanied by the certificate described in clause (iii) below and any other documentation reasonably necessary to permit the Administrative Agent to determine if the conditions in clauses (i) and (ii) below have been satisfied) to the Administrative Agent, to remove a Borrowing Base Property from the Borrowing Base Pool (but only in connection with a refinancing or sale of such Property), which removal (the “Borrowing Base Property Removal”) shall be effected by the Administrative Agent if the Administrative Agent determines all of the following conditions are satisfied as of the date of such Borrowing Base Property Removal:
(i)    No Default or Event of Default exists or will exist immediately after giving effect to such Borrowing Base Property Removal;

(ii)    Immediately prior to such Borrowing Base Property Removal the Borrower is in compliance with the covenants set forth in this Agreement (including the provisions of Section 10.1); and
(iii)    The Borrower shall have delivered to the Administrative Agent a certificate demonstrating on a pro forma basis as of the date of the most recently delivered Compliance Certificate, and the Administrative Agent shall have determined to its satisfaction, that upon such Borrowing Base Property Removal the Borrower shall be in compliance with the provisions of Section 10.1.
Section 4.2.     Subsidiary Guarantors.
(a)    Subject to requirements of Applicable Law, within 5 Business Days after the end of any calendar quarter during which any Person becomes a Material Subsidiary after the Agreement Date (or such longer period as may be acceptable to the Administrative Agent), the Borrower shall deliver to the Administrative Agent each of the following in form and substance reasonably satisfactory to the Administrative Agent: (i) an Accession Agreement in the form required pursuant to the Subsidiary Guaranty executed by such Subsidiary and (ii) the items that would have been delivered under subsections (iv) through (viii) of Section 6.1(a) and under Section 6.1(c) if such Subsidiary had been a Material Subsidiary on the Agreement Date. Upon execution and delivery thereof, each such Person shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.
(b)    The Borrower may request, by providing not less than five (5) days’ prior written notice (or such shorter period as may be acceptable to the Administrative Agent) (with such notice to be accompanied by the certificate described in clause (vi) below and any other documentation reasonably necessary to permit the Administrative Agent to determine if the conditions in clauses (i) through (v) below have been satisfied) to the Administrative Agent, to release a Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor ceases to be a Material Subsidiary or becomes an Excluded Subsidiary, which release (the “Guarantor Release”) shall be effected by the Administrative Agent if the Administrative Agent determines all of the following conditions are satisfied as of the date of such Guarantor Release:
(i)    Such Subsidiary Guarantor owns no Borrowing Base Property, nor any direct or indirect equity interest in any Subsidiary that owns a Borrowing Base Property;
(ii)    Such Subsidiary Guarantor is not otherwise required to be a party to the Subsidiary Guaranty under Section 4.2(a) above;
(iii)    No Default or Event of Default exists or will exist immediately after giving effect to such Guarantor Release;
(iv)    Immediately prior to such Guarantor Release the Borrower is in compliance with the covenants set forth in this Agreement (including the provisions of Section 10.1);

(v)    the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such Guarantor Release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and
(vi)    The Borrower shall have delivered to the Administrative Agent a certificate demonstrating on a pro forma basis as of the date of the most recently delivered Compliance Certificate, and the Administrative Agent shall have determined to its satisfaction, that upon such Guarantor Release the Borrower shall be in compliance with the provisions of Section 10.1.
Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.
Section 4.3.     Frequency of Calculations of Unencumbered Borrowing Base Asset Value.
Initially, the Unencumbered Borrowing Base Asset Value shall be the amount set forth as such in the Compliance Certificate delivered under Section 6.1. Thereafter, the Unencumbered Borrowing Base Asset Value shall be the amount set forth as such in the Compliance Certificate delivered from time to time under Article IX. Any increase in the Operating Property Value of a Borrowing Base Property shall become effective as of the next determination of the Unencumbered Borrowing Base Asset Value as provided in this Section.
ARTICLE V.     Yield Protection, Etc.
Section 5.1.     Additional Costs; Capital Adequacy.
(a)    Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(b)    Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making, Continuing, Converting, or maintaining of any Loans or its obligation to make any Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:
(i)    changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes);
(ii)    imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such LIBOR Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or
(iii)        imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.
(c)        Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5 shall apply).
(d)    Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender, as the case may be, agrees to notify the Borrower (and in the case of a Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay the Administrative Agent or any such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 5.2.     Suspension of LIBOR Loans.
Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:
(a)    The Administrative Agent shall reasonably determine (which determination shall be conclusive) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period;
(b)    the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein, or
(c)    the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;
then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.
Section 5.3.     Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5 shall be applicable).

Section 5.4.     Compensation.
The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:
(a)    any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or
(b)    any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2 to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.
Not in limitation of the foregoing, such compensation shall include, without limitation, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan calculating present value by using as a discount rate LIBOR quoted on such date, including without limitation any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.
Section 5.5.     Treatment of Affected Loans.
If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1(c), Section 5.2, or Section 5.3 then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1(c), Section 5.2, or Section 5.3 on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1(e), Section 5.2, or Section 5.3 that gave rise to such Conversion no longer exist:
(i)    to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii)    all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.
If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1(c), 5.2 or 5.3 that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Pro Rata Shares.
Section 5.6.     Affected Lenders.
If (a) a Lender requests compensation pursuant to Section 3.10 or 5.1, and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1(c) or 5.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections or (c) a Lender is a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6(b) for a purchase price equal to the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender, any other Lender or any titled agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10, 5.1 or 5.4) with respect to any period up to the date of replacement.
Section 5.7.     Change of Lending Office.
Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10, 5.1 or 5.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 5.8.     Assumptions Concerning Funding of LIBOR Loans.
Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.
ARTICLE VI.     Conditions Precedent
Section 6.1.     Initial Conditions Precedent.
The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:
(a)    The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
(i)    counterparts of this Agreement executed by each of the parties hereto;
(ii)    a Note payable to each Lender not party to the Third Amended Credit Agreement and a replacement Note payable to each Lender whose Commitment is being increased pursuant to this Agreement (excluding, in each case, any Lender that has requested that it not receive a Note), in each case complying with the terms of Section 2.13(a);
(iii)    the Guaranty executed by each of the Guarantors initially to be a party thereto;
(iv)    (A) an opinion of Polsinelli PC, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders;
(v)    the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of organization or formation of such Person;
(vi)    a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party;
(viii)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(ix)    a Compliance Certificate for the Parent Guarantor’s fiscal quarter ended December 31, 2014;
(x)    a Disbursement Instruction Agreement effective as of the Agreement Date;
(xi)    evidence that the Fees, if any, then due and payable under Section 3.5, together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;
(xii)    evidence reasonably satisfactory to the Administrative Agent that (A) all accrued and unpaid interest, fees and expenses under the Third Amended Credit Agreement shall have been fully paid, the commitments thereunder shall be amended and restated as of the date hereof as set forth on Schedule 1 hereto, and any and all Liens thereunder have been terminated and released and (B) each Departing Lender shall have received payment in full of all of the “Obligations” under the Third Amended Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Third Amended Credit Agreement); and
(xiii)    such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;
(b)    no Default or Event of Default shall exist;
(c)    the Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act; and
(d)    The representations and warranties made or deemed made by the Borrower and each other Loan Party in this Agreement and in the other Loan Documents delivered pursuant to Section 6.1 shall be true and correct.

Section 6.2.     Conditions Precedent to All Loans.
The obligations of the Lenders to make any Loans are subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.16 would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (c) in the case of the borrowing of Loans, the Administrative Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made that all conditions to the making of such Loan contained in this Article VI have been satisfied.
Section 6.3.     Conditions as Covenants.
If the Lenders permit the making of any Loans prior to the satisfaction of all conditions precedent set forth in Sections 6.1, 6.2 or 6.3 but require the Borrower to cause such condition or conditions to be satisfied after the date of the making of such Loans, the Borrower shall enter into a supplementary agreement establishing the conditions to be satisfied thereafter and the time by which they must be satisfied, as reasonably required by the Administrative Agent. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a confirmation by such Lender to the Administrative Agent and the other Lenders that insofar as such Lender is concerned the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 6.1 and 6.2.
ARTICLE VII.     Representations and Warranties
Section 7.1.     Representations and Warranties.
In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:
(a)    Organization; Power; Qualification. Each of the Loan Parties is a corporation, trust, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the requisite corporate, trust, partnership or limited liability company power and authority to own or lease its respective properties and to carry on its respective business and is duly qualified as, and is in good standing as a foreign corporation, partnership or other legal entity and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.
(b)    Ownership Structure. Part I of Schedule 7.1(b) is, as of the Agreement Date, a complete and correct list of the Parent Guarantor and all of its Subsidiaries setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Person, (ii) each Person holding any Equity Interest in such Person, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Person represented by such Equity Interests. As of the Agreement Date, except as disclosed in such Schedule (A), each of the Parent Guarantor, the Borrower and their Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other Equity Interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 7.1(b) correctly sets forth all Unconsolidated Affiliates of the Parent Guarantor and its Subsidiaries, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent Guarantor or the Borrower. Part I of Schedule 7.1(b) may be updated from time to time in accordance with the terms of this Agreement.
(c)    Authorization of Agreement, Notes, Loan Documents and Borrowings. The Borrower has the requisite partnership power, and has taken all necessary limited partnership action, and the Parent Guarantor has taken all necessary action, to authorize the Borrower, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the requisite corporate, partnership or limited liability company power, and has taken all necessary corporate, partnership or limited liability company action, and the Parent Guarantor has taken all necessary action, to authorize each Loan Party, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and perform its respective obligations thereunder. The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.
(d)    Compliance of Agreement, Etc. with Laws. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party and the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any

Governmental Approval that has not been obtained or violate any Applicable Law (including any Environmental Law) relating to any Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders.
(e)    Compliance with Law; Governmental Approvals. Each Loan Party and each Subsidiary of any Loan Party is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.
(f)    Title to Properties; Liens. Schedule 7.1(f) is, as of the Agreement Date, a complete and correct listing of all real estate assets of the Loan Parties. Each of the Loan Parties holds good, marketable and insurable title each Property purported to be owned by it (or, in the case of the leasehold estate under a ground lease, a good, valid and insurable leasehold estate), subject only to Permitted Liens, and has good and sufficient title to, or a valid leasehold interest in, all FF&E and other personal property (except such as may be owned by the Manager as provided in the applicable Management Agreement) necessary for the continued operating of such Property in the ordinary course. No Borrowing Base Property is subject to any Lien other than Permitted Liens. Each of the Borrowing Base Properties satisfies all of the requirements under the Loan Documents for being an Eligible Property.
(g)    Existing Indebtedness. Schedule 7.1(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including all Guarantees of Indebtedness) of each of the Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Loan Parties and the other Subsidiaries are in compliance in all material respects with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness.
(h)    Material Contracts. Schedule 7.1(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. Each of the Loan Parties that is party to any Material Contract has performed and is in compliance in all material respects with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.
(i)    Litigation. Except as set forth on Schedule 7.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting, any Loan Party, any Subsidiary of any Loan Party or any of their respective properties (except for claims for personal injury or property damage that are covered by insurance and, in the case of actions or proceedings that have been commenced, have been tendered to the insurer for defense and with respect to which the insurer has not denied coverage) in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Documents or the Fee Letter. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any Subsidiary of any Loan Party.
(j)    Taxes. All federal, state and other tax returns of, each Loan Party and each other Subsidiary of the Parent Guarantor required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary of the Parent Guarantor, and their respective Properties, income and other assets which are material in amount are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6. As of the Agreement Date, none of the United States income tax returns of, any Loan Party is under audit.
(k)    Financial Statements. The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries for the fiscal year ended December 31, 2016, together with the related consolidated statements of operations, shareholders’ equity and cash flow for the fiscal quarter ended on such date. Such balance sheet and statements (including related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP (subject to Section 1.2(a)) consistently applied throughout the periods involved, the consolidated financial position of the Parent Guarantor and its consolidated Subsidiaries as at such date and the results of operations and the cash flow for such period.
(l)    No Material Adverse Effect. Since December 31, 2016, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties is Solvent.
(m)    Operating Statements. The operating statements and other information for each Borrowing Base Property delivered by the Borrower to the Administrative Agent fairly present the Operating Expenses, Gross Operating Revenues, Net Operating Income and Adjusted NOI for each Borrowing Base Property and all Borrowing Base Properties, collectively, for the period then ended.
(n)    ERISA. Each member of the ERISA Group has fulfilled its obligations under the contribution requirements of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(o)    Absence of Default. None of the Loan Parties or their Subsidiaries is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, such Person under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, have a Material Adverse Effect.
(p)    Environmental Laws. Each of the Loan Parties and their Subsidiaries: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could be reasonably expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, no Loan Party has any knowledge of, nor has received notice of, any past present or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any Subsidiary of any Loan Party, its respective businesses or operations or with respect to its Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common law or legal claim or other liability, or (iii) cause any of its Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off‑site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against any Loan Party or any Subsidiary of any Loan Party relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect. None of the Properties of the Loan Parties or any of their Subsidiaries is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To the Borrower’s knowledge, no Hazardous Materials generated at or transported from any Property of any Loan Party or any Subsidiary of any Loan Party is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(q)    Investment Company. No Loan Party is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.
(r)    Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
(s)    Affiliate Transactions. Except as permitted by Section 10.9 or as otherwise set forth on Schedule 7.1(s), no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) with any Affiliate.
(t)    Intellectual Property. Each of the Loan Parties owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”), if any, necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.
(u)    Business. As of the Agreement Date, the principal business of the Parent Guarantor, the Borrower and their Subsidiaries is the ownership and/or leasing of hotel properties.
(v)    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to any Loan Party or any Subsidiary of any Loan Party ancillary to the transactions contemplated hereby.
(w)    Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, any Loan Party were, at the time the same were so furnished, complete and correct in all material respects, or, in the case of financial statements, present fairly, in accordance with GAAP (subject to Section 1.2(a)) consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. To Borrower’s knowledge, there is no fact is known to any Loan Party which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(x)    Not Plan Assets; No Prohibited Transactions. For purposes of ERISA and the Internal Revenue Code, none of the assets of any Loan Party or any of their Subsidiaries constitutes “plan assets”, within the meaning of ERISA and the regulations promulgated thereunder, of any Plan. The execution, delivery and performance of the Loan Documents and the Fee Letter by the Loan Parties, and the borrowing, other credit extensions and repayment of amounts thereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.
(y)    Anti-Corruption Laws and Sanctions. None of the Borrower, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Borrower or such Subsidiary, employees, Affiliates or any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (ii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (iv) has violated any Anti-Money Laundering Law in any material respect. Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, its Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.
Section 7.2.     Survival of Representations and Warranties, Etc.
All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.
ARTICLE VIII.     Affirmative Covenants
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7, all of the Lenders) shall otherwise consent in the manner provided for in Section 13.7, the Borrower shall comply with the following covenants:

Section 8.1.     Preservation of Existence and Similar Matters.
Except as otherwise permitted under Section 10.4, the Borrower shall, and shall cause each other Specified Loan Party and each of its and their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.
Section 8.2.     Compliance with Applicable Law.
The Borrower shall, and shall cause each other Specified Loan Party and each of its and their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, comply with all Applicable Laws (including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions), including the obtaining of all Governmental Approvals, where the failure to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, its Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.
Section 8.3.     Maintenance of Property.
The Borrower shall, and shall cause each other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, keep in all material respects all Properties owned or leased by it in good repair and working order, condition and appearance (ordinary wear and tear excepted), free of any structural defects and otherwise in a manner consistent with industry standards in the area in which such Property is located.
Section 8.4.     Conduct of Business.
The Borrower shall, and shall cause each other Specified Loan Party and each of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, carry on its respective principal business activities as described in Section 7.1(u) and not enter into any other principal line of business that is not otherwise engaged in by such Person as of the Agreement Date.
Section 8.5.     Insurance.
The Borrower shall, and shall cause each other Specified Loan Party and each of its and their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, maintain insurance (on a replacement cost basis)

with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a certificate of insurance, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby Such insurance shall, in any event, include terrorism coverage and all of the following:
(A)    Insurance against loss to such Borrowing Base Properties on an “All Risk” policy form, covering insurance risks no less broad than those covered under a Special Multi Peril (SMP) policy form, which contains a Commercial ISO “Causes of Loss-Special Form,” in the then current form, and such other risks as Administrative Agent may reasonably require, in amounts equal to the full replacement cost of each of the Borrowing Base Properties including fixtures and equipment, the applicable Loan Party’s interest in leasehold improvements, and the cost of debris removal, with deductibles approved by Administrative Agent, except that any deductibles for any insurance covering damage by windstorm may be in amounts up to 5% of the value of the Borrowing Base Property insured;
(B)    Business income insurance in amounts sufficient to pay during any period in which a Property may be damaged or destroyed, for a period of twelve (12) months; (i) at least 100% of projected Net Operating Income and (ii) all amounts (including, but not limited to, all taxes, assessments, utility charges and insurance premiums) required to be paid by any tenants of the Borrowing Base Property;
(C)    During the making of any alterations or improvements to a Borrowing Base Property, carry or cause to be carried builder’s completed value risk insurance against “all risks of physical loss” for the full replacement cost of such Borrowing Base Property;
(D)    Insurance against loss or damage by flood or mud slide in compliance with The Flood Disaster Protection Act of 1973, as amended from time to time, if any Property is now, or at any time while the Obligations or any portion thereof remains unpaid shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on such Borrowing Base Property, or as such lesser amounts as may be available under Federal flood insurance programs;
(E)    Commercial general public liability insurance, with the location of the Borrowing Base Properties designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Borrowing Base Properties, with applicable Subsidiary Guarantor listed as an insured, with such limits as Borrower or the applicable Subsidiary Guarantor may reasonably require (but in no event less than $5,000,000 per occurrence including any excess coverage; and
(F)    Such other insurance, including, without limitation, earthquake and environmental coverages, relating to the Borrowing Base Properties and the uses and operation thereof as the Administrative Agent may, from time to time, reasonably require.

Section 8.6.     Payment of Taxes and Claims.
The Borrower shall, and shall cause each other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might by Applicable Law become a Lien on any properties of such Person that is not a Permitted Lien; provided, however, that (subject to Section 8.16) this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim (i) that is being contested in good faith and by appropriate proceedings, (ii) with respect to which reserves in conformity with GAAP have been provided, (iii) if such charge, levy or claim does not constitute and is not secured by any choate Lien on any portion of any Property and no portion of any Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (iv) neither Administrative Agent nor any Lender could become subject to any civil or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (v) such contest does not, and could not reasonably be expected to, result in a Material Adverse Effect.
Section 8.7.     Books and Records; Inspections.
The Borrower shall, and shall cause each other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during business hours and as often as may reasonably be requested and, as long as no Event of Default exists, with reasonable prior notice. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section 8.7 only if such exercise occurs while a Default or Event of Default exists.
Section 8.8.     Use of Proceeds.
The Borrower shall use the proceeds of Loans only for the general corporate purposes or in the ordinary course of business of the Borrower and its Subsidiaries, including the acquisition of Properties, repayment of Indebtedness, payment of Restricted Payments permitted under this Agreement, repurchases of common shares of the Parent Guarantor permitted under this Agreement, Investments not prohibited under any Loan Document, and capital expenditures. The Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereby the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Borrower shall not request any Loan, shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents do not use the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.
Section 8.9.     Environmental Matters.
The Borrower shall, and shall cause each other Specified Loan Party and each of its and their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall comply, and shall cause each other Specified Loan Party to comply, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to comply, and the Borrower shall use, and shall cause each other Specified Loan Party to use, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to use, commercially reasonable efforts to cause all other Persons occupying, using or present on its Properties to comply, with all Environmental Laws in all material respects. The Borrower shall, and shall cause each other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, promptly take all actions and pay or arrange to pay all costs necessary for it and for its Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws. The Borrower shall, and shall cause each other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.
Section 8.10.     Further Assurances.
At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and perform or cause to be performed such further acts reasonably necessary, as determined by Administrative Agent in its reasonable judgment, to carry out the purposes of this Agreement and the other Loan Documents.

Section 8.11.     Intentionally Omitted.
Section 8.12.     REIT Status.
By its execution hereof, the Parent Guarantor agrees to maintain its status and elect to be treated as a REIT.
Section 8.13.     Exchange Listing.
By its execution hereof, the Parent Guarantor agrees to maintain at least one class of common shares of the Parent Guarantor having trading privileges on the New York Stock Exchange or NASDAQ.
Section 8.14.     Operation of Borrowing Base Property.
The Borrower shall cause each Subsidiary Guarantor and Operating Lessee to:
(a)    operate each Borrowing Base Property in compliance with Applicable Law in all material respects;
(b)    promptly perform and/or observe (or cause to be performed and/or observed) in all material respects the covenants and agreements required to be performed and observed by it under the Material Contracts to which it is a party and do all things necessary to preserve and to keep unimpaired their material rights thereunder;
(c)    promptly notify the Administrative Agent of any material default under any Management Agreement or Franchise Agreement of which it is aware;
(d)    maintain Inventory at the applicable Borrowing Base Property in amounts required to meet the standards from time to time required by the applicable Manager and Franchisor; and
(e)    maintain all material Licenses for the applicable Borrowing Base Property in full force and effect and promptly comply with all conditions thereof.
Section 8.15.     Completion of Renovations.
(a)    In the event that any Subsidiary Guarantor or Operating Lessee shall undertake any Renovations to a Borrowing Base Property pursuant to a PIP or otherwise, the Borrower shall (i) cause the same to be performed diligently and promptly and to be commenced, performed and completed within the time limits set forth in the PIP (if applicable); (b) cause to be obtained all governmental permits required for such Renovations; (c) cause such Renovations to be constructed, performed and completed in compliance, in all material respects, with Applicable Law and all applicable requirements of the Manager and Franchisor, in a good and workmanlike manner, with materials of high quality, free of defects, and in accordance with the plans and specifications therefor and the PIP (if applicable), without substantial deviation therefrom unless approved by the Manager or Franchisor that issued the PIP; (d) cause such Renovations to be constructed and completed free and clear of any mechanic's liens, materialman's liens and equitable liens (subject to Section 8.16);

(e) pay or cause to be paid all costs of such Renovations when due; (f) fully pay and discharge, or cause to be fully paid and discharged, all claims for labor performed and material and services furnished in connection with such Renovations; and (g) promptly release and discharge, or cause to be released and discharged, all claims of stop notices, mechanic's liens, materialman's liens and equitable liens that may arise in connection with such Renovations (subject to Section 8.16).
(b)    Borrower shall notify the Administrative Agent of any Major Renovations that are scheduled or planned for any Borrowing Base Property and shall, if requested by the Administrative Agent, promptly furnish or cause to be furnished to the Administrative Agent (i) copies of any plans and specifications, contracts and governmental permits for such Major Renovations, and (ii) upon substantial completion of such Major Renovations (A) a written statement or certificate executed by the architect designated or shown on the plans and specifications (or, if no architect has been retained, from the general contractor for such Major Renovations certifying, without qualification or exception, that such Major Renovations are substantially completed, (B) all required occupancy permit(s) for the Borrowing Base Property issued by the local government agency having jurisdiction and authority to issue same, and (C) such other evidence of lien free completion as the Administrative Agent deems satisfactory in its reasonable discretion.
Section 8.16.     Mechanics’ Liens.
The Borrower shall not suffer or permit any mechanics’, suppliers’ or other Lien claims (including without limitation any Liens arising from environmental or other legal proceedings (“Proceedings”)) to be filed or otherwise asserted against any Borrowing Base Property. If a claim of lien is recorded which affects any Borrowing Base Property, the Borrower shall, within thirty (30) days of such recording, or within ten (10) days of the Administrative Agent’s demand, whichever occurs first: (a) pay and discharge, or cause to be paid and discharged, the claim of Lien; or (b) provide the Administrative Agent with other assurances (which may include a title insurance endorsement) which the Administrative Agent deems, in its sole and absolute discretion, to be satisfactory for the payment of such claim of Lien and for the full and continuous protection of the Administrative Agent and the Lenders from the effect of such lien.
Section 8.17.     Proceedings.
If any Proceedings are commenced seeking to enjoin or otherwise prevent or declare unlawful the use, occupancy, operation or maintenance of any Borrowing Base Property or any portion thereof, or if any other Proceedings are filed with respect to any Borrowing Base Property or any Loan Party, the Borrower shall give prompt notice thereof to the Administrative Agent and to the extent permitted by law and at the Borrower’s or such Loan Party’s sole expense, (i) cause the Proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, the Borrower shall, or shall cause the applicable Loan Party to, resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such Proceedings.

Section 8.18.     Correction of Defects.
Within a commercially reasonable period of time after any Loan Party acquires knowledge of or is given notice of a material defect in any Borrowing Base Property or any departure by any Loan Party from other requirements of this Agreement or the other Loan Documents, Borrower shall, or shall cause the applicable Specified Loan Party to, commence and continue with diligence to correct, or cause to be corrected, all such defects and departures. Upon any Loan Party acquiring knowledge of such defect or departure, the Borrower shall promptly advise the Administrative Agent in writing of such matter and the measures being taken to make such corrections, along with an estimate of the time of completion.
Section 8.19.     Personal Property.
The tangible Personal Property of each Subsidiary Guarantor and Operating Lessee used in connection with any Borrowing Base Property shall be located at such Borrowing Base Property and shall be kept free and clear of all Liens other than Permitted Liens, and Borrower shall, from time to time upon request by the Administrative Agent, furnish the Administrative Agent with evidence of such ownership satisfactory to the Administrative Agent, including searches of applicable public records.
Section 8.20.     Approved Ground Leases.
Without limitation of any other provision of the Loan Documents, the Borrower shall (a) cause the applicable Subsidiary Guarantor to perform its obligations under each Approved Ground Lease in accordance with the terms and provisions thereof; (b) promptly give notice to Administrative Agent of any event or occurrence that, with notice or passage of time or both, would constitute an event of default under any Approved Ground Lease; and (c) promptly furnish to Administrative Agent a copy of any notice given or received by any Loan Party pursuant to any Approved Ground Lease alleging any breach or default by either party thereunder.
ARTICLE IX.     Information
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7, all of the Lenders) shall otherwise consent in the manner set forth in Section 13.7, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:
Section 9.1.     Quarterly Financial Statements.
As soon as available and in any event within forty-five (45) days after the end of each of the first, second and third fiscal quarters of the Parent Guarantor (commencing with the fiscal quarter ending March 31, 2015), the unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Parent Guarantor, in his or her opinion, to present fairly, in accordance with GAAP (subject to Section 1.2(a)), the consolidated financial position of the Parent Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year end audit adjustments).
Section 9.2.     Year End Statements.
As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Parent Guarantor (commencing with the fiscal year ending December 31, 2015), the audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer of the Parent Guarantor, in his or her opinion, to present fairly, in accordance with GAAP (subject to Section 1.2(a)), the financial position of the Parent Guarantor and its Subsidiaries as at the date thereof and the result of operations for such period and (b) Ernst & Young LLP or any other independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose certificate shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Parent Guarantor to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.
Section 9.3.     Compliance Certificate.
At the time the financial statements are furnished pursuant to the immediately preceding Sections 9.1 and 9.2, a certificate substantially in the form of Exhibit I (a “Compliance Certificate”) executed on behalf of the Borrower by a senior officer of the Borrower (a) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 10.1; and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure.
Section 9.4.     Other Information.
(a)    Within ten (10) days of receipt thereof, copies of all reports, if any, submitted to the Parent Guarantor or its Board of Trustees by its independent public accountants including, without limitation, any management report;
(b)    Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)    Promptly upon the mailing thereof to the shareholders of the Parent Guarantor generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent Guarantor, the Borrower, any Subsidiary or any other Loan Party;
(d)    [Reserved];
(e)    Within twenty-five (25) days after the end of each calendar quarter, an operating statement for each Borrowing Base Property, and for all Borrowing Base Properties on a consolidated basis, for the preceding calendar quarter (and for each month in such quarter), detailing the Gross Operating Revenues and Operating Expenses, along with the average daily rate, occupancy levels and revenue per available room for each Borrowing Base Property, certified as true, correct and complete by a senior officer of the Borrower, together with: (A) a comparison of the results for such quarter (and for each month in such quarter) with (1) the projections for such quarter (and for each month in such quarter) contained in the Approved Annual Budget and (2) the actual results for the same calendar quarter (and for each month in such quarter) in the immediately preceding calendar year; (B) an operating statement for the twelve-month period ending with such quarter; (C) an operating statement showing year-to-date results for the period ending with such quarter, together with a comparison of such operating statement with (1) the projections for such year-to-date period contained in the Approved Annual Budget and (2) the actual results for the year-to-date period ending with the same calendar quarter in the immediately preceding calendar year; (D) budget reforecasts (showing year-to-date actual and remainder of year budget); and (E) a calculation of Adjusted NOI;
(f)    Within twenty-five (25) days after the end of each calendar quarter, for each Borrowing Base Property, the most current Smith Travel Research STAR Report (or any successor thereto or substitute therefor reasonably acceptable to the Administrative Agent) available, comparing such Borrowing Base Property to its primary competitive set;
(g)    No later than ninety (90) days after the beginning of each fiscal year of the Parent Guarantor, projected balance sheets, operating statements, profit and loss projections, sources and uses of cash statement and statements of EBITDA and Funds From Operations, for the Parent Guarantor and its Subsidiaries on a consolidated basis for such fiscal year, all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent Guarantor, the Borrower, and when appropriate their consolidated Subsidiaries (as applicable), will be in compliance with the covenants contained in Section 10.1 at the end of each fiscal quarter of such fiscal year;
(h)    No later than thirty (30) days after the beginning of each fiscal year of the Borrower (i) the proposed annual operating budget for each Borrowing Base Property, which shall be subject to approval of the Administrative Agent (as so approved, with respect to each Borrowing Base Property, the “Approved Operating Budget”), and (ii) the proposed annual FF&E and capital budget for each Borrowing Base Property, which shall be subject to the approval of the Administrative Agent (as so approved, with respect to each Borrowing Base Property, the “Approved Capital Budget”);

(i)    Within ninety (90) days following the end of each fiscal year of the Parent Guarantor, operating statements, current operating and capital budgets (on both an individual basis and a consolidated basis) for each Hotel Property of the Parent Guarantor and its Subsidiaries and a marketing plan for each Hotel Property;
(j)    If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the controller of the Parent Guarantor setting forth details as to such occurrence and action, if any, which the Parent Guarantor or applicable member of the ERISA Group is required or proposes to take;
(k)    To the extent any Loan Party or any Subsidiary of any Loan Party is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Loan Party or any Subsidiary of any Loan Party or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any Subsidiary of any Loan Party are being audited;
(l)    A copy of any amendment to the articles of incorporation, bylaws, partnership agreement or other similar organizational documents of any Loan Party within five (5) Business Days after the effectiveness thereof;
(m)    Prompt notice of (i) any change in the senior management of the Parent Guarantor or the Borrower and (ii) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any Subsidiary of any Loan Party which has had or could have a Material Adverse Effect;
(n)    Prompt notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by any Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;
(o)    Promptly upon any Loan Party entering into any Material Contract or any Tenant Lease, a copy thereof;
(p)    Prompt notice of any order, judgment or decree (i) in excess of $250,000 having been entered against any Loan Party or any Subsidiary of any Loan Party or any of their respective properties or assets or (ii) in excess of $1,000,000 having been entered against any Subsidiary that is not a Loan Party or any of its properties or assets;
(q)    Any notification of a material violation of any Applicable Law or any inquiry shall have been received by any Loan Party or any Subsidiary of any Loan Party from any Governmental Authority;
(r)    Prompt notice of the acquisition, incorporation or other creation of any Subsidiary of any Loan Party, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is an Eligible Subsidiary;
(s)    Promptly upon the request of the Administrative Agent, evidence of the Parent Guarantor’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;
(t)    Promptly, upon each request, such information regarding the Borrower as a Lender may require in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act;
(u)    Promptly, and in any event within three (3) Business Days after the Borrower obtains knowledge thereof, the Borrower shall provide the Administrative Agent with written notice of the occurrence of any of the following: (i) any Loan Party or any Subsidiary of any Loan Party shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) any Loan Party or any Subsidiary of any Loan Party shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) any Loan Party or any Subsidiary of any Loan Party shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) any Loan Party or any Subsidiary of any Loan Party shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, and such notice(s), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
(v)    Within forty-five (45) days after the end of each calendar quarter, Borrower shall deliver to the Administrative Agent a report in form and substance reasonably satisfactory to the

Administrative Agent summarizing the status of the compliance with and performance of the obligations under each PIP for any Borrowing Base Property, including in such report a statement of the amounts expended through the end of such quarter with respect to such PIP and amounts projected to be expended thereafter to complete the obligations under such PIP;
(w)    Promptly upon request of the Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding; and
(x)    From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any Subsidiary of any Loan Party as the Administrative Agent or any Lender may reasonably request.
Section 9.5.     Electronic Delivery of Certain Information.
(a)    Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II and (B) the Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 9.3 to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 9.3, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
(b)    Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 9.6.     Public/Private Information.
The Borrower shall, and shall cause each other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall and shall cause each of its Subsidiaries to, cooperate, with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower or the other Loan Parties. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower or the other Loan Parties to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower, the other Loan Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. Notwithstanding the foregoing, each Lender who does not wish to receive Private Information agrees to cause at least one individual at or on behalf of such Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of any website provided pursuant to Section 9.5 in order to enable such Lender or its delegate, in accordance with such Lender’s compliance procedures and Applicable Law, including United States federal and state securities laws, to make reference to Information Materials that are not made available through the “Public Side Information” portion of such website provided pursuant to Section 9.5 and that may contain material non‑public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws.
Section 9.7.     USA Patriot Act Notice; Compliance.
The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause each other Loan Party and Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall, provide to such Lender, such Loan Party’s or Subsidiary’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law, including, without limitation, applicable “know your customer” and Anti-Money Laundering Laws. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
ARTICLE X.     Negative Covenants
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7, all of the Lenders) shall otherwise consent in the manner set forth in Section 13.7, the Borrower shall, and by its execution hereof the Parent Guarantor agrees that it shall (as applicable), comply with the following covenants:

Section 10.1.     Financial Covenants.
(a)    Minimum Tangible Net Worth. Tangible Net Worth shall not at any time be less than the sum of (i) $959,835,000  plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after December 31, 2016 by the Parent Guarantor or any of its Subsidiaries to any Person other than the Parent Guarantor or any Subsidiary.
(b)    Leverage Ratios.
(i)    The Leverage Ratio shall at all times be less than 60%.
(ii)    The Unencumbered Leverage Ratio shall at all times be less than 60%.
(iii)    The Secured Leverage Ratio shall at all times be less than 45%.
(c)    Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not at any time be less than 1.50 to 1.00.
(d)    Permitted Investments. At no time from and after the Effective Date shall any of the Loan Parties or any of their Subsidiaries make an Investment in or otherwise own the following items which would cause the aggregate value of such holdings of such Persons to exceed the following percentages of Total Asset Value at any such time:
(A)    Equity Interests in Persons (other than consolidated Subsidiaries) such that the aggregate Book Value of such Equity Interests exceeds 15% of Total Asset Value;
(B)    Indebtedness secured by Mortgages in favor of the Parent Guarantor or any of its Subsidiaries such that the aggregate Book Value of such Indebtedness exceeds 10% of Total Asset Value;
(C)    Development/Redevelopment Properties having a value (based on the total budgeted construction costs for restoration or redevelopment) that exceeds in the aggregate 15% of Total Asset Value;
(D)    Unimproved land such that the aggregate Book Value of all such unimproved land exceeds 2.5% of Total Asset Value; or
(E)    Properties undergoing Major Renovations with aggregate budgeted renovation costs that exceed 15% of Total Asset Value.
In addition to the foregoing limitations, the aggregate Book Value (or, in the case of items (C) and (E), a value (based on the total budgeted construction or renovation costs)) of items (A), (B), (C), (D) and (E) above from and after the Effective Date shall not exceed 25% of Total Asset Value.

(e)    Dividends and Other Restricted Payments. If a Default or an Event of Default under Section 11.1(a), 11.1(e) or 11.1(f) shall exist or, if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 11.2(a), neither Borrower nor any Specified Loan Party nor any of their respective Subsidiaries, and by its execution hereof the Parent Guarantor agrees that neither it nor any of its Subsidiaries (other than, in the case of any of the foregoing, any Eligible Subsidiaries), shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments. In all other circumstances except as described in the immediately preceding sentence, neither Borrower nor any Specified Loan Party nor any of their respective Subsidiaries, and by its execution hereof the Parent Guarantor agrees that neither it nor any of its Subsidiaries (other than, in the case of any of the foregoing, any Eligible Subsidiaries) shall declare or make, or incur any liability to make, any Restricted Payments, except that:
(A)    Any Subsidiary may make cash distributions to any Eligible Subsidiary or the Borrower and the Borrower may pay cash dividends to the Parent Guarantor and other holders of partnership interests in the Borrower with respect to any period of four (4) fiscal quarters to the extent necessary for the Parent Guarantor to distribute, and the Parent Guarantor may so distribute, Preferred Dividends or cash dividends or distributions to holders of its Preferred Stock or common Equity Interests in an aggregate amount not to exceed the greatest of (i) 90% of Funds From Operations, (ii) the amount required for the Parent Guarantor to maintain its status as a REIT (including the right to distribute 100% of net capital gain) under Sections 856 through 860 of the Internal Revenue Code, and (iii) the amount necessary for the Parent Guarantor to avoid income or excise tax under the Internal Revenue Code;
(B)    As long as (i) no Event of Default exists or would result therefrom and (ii) the Borrower is, and upon giving effect to any of the following Restricted Payments shall continue to be, in compliance with all covenants set forth in this Agreement (including those set forth in this Section 10.1) on a pro forma basis as of the date of the most recently delivered Compliance Certificate, the Parent Guarantor, the Borrower and any Subsidiary, each as applicable, may make cash payments:
(1)    to redeem Equity Interests in the Borrower or any Subsidiary in accordance with the terms of the charter, articles of incorporation or by-laws, operating agreement, partnership agreement or other organizational document of such entity;
(2)    of Preferred Dividends as required to be paid to holders of Preferred Stock;
(3)    to purchase Equity Interests from employees of the Parent Guarantor, the Borrower or any Subsidiary in amounts required to satisfy their withholding tax obligations in respect of non-cash compensation received by such employees in respect of such employment;

(4)    to purchase the interests of joint venture partners of the Borrower or its Subsidiaries;
(5)    to the extent contractually required to be made to holders of minority interests in non-Wholly Owned Subsidiaries;
(6)    to repurchase or redeem common Equity Interests or Preferred Stock;
(7)    to otherwise make any Restricted Payment arising in the ordinary course of business; and
(8)    to any Eligible Subsidiary or the Borrower or the Parent Guarantor, as applicable, in amounts sufficient to permit the recipient of such funds to make any of the payments permitted under the foregoing clauses of this Section 10.1(e)(B).
Notwithstanding the foregoing, the aggregate amount paid for all purchases or redemptions of common shares or other equivalent common Equity Interests of the Parent Guarantor shall not exceed $200,000,000.
(f)    Unencumbered Implied Debt Service Coverage Ratio. The Unencumbered Implied Debt Service Coverage Ratio shall at all times be greater than 1.25 to 1.00.
(g)    Minimum Borrowing Base Property Requirements. The Borrower shall not at any time permit the Borrowing Base Pool to include fewer than seven (7) Eligible Properties, and the Borrower shall not permit the Unencumbered Borrowing Base Asset Value to be less than $500,000,000.
Section 10.2.     Negative Pledge.
The Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, (a) create, assume, incur, permit or suffer to exist any Lien on (i) any Borrowing Base Property, except for Permitted Liens, (ii) any direct or indirect ownership interest in any Subsidiary Guarantor or Operating Lessee, except for Permitted Liens and except for interests in Borrower not owned by Parent Guarantor or (b) permit any Borrowing Base Property or any direct or indirect ownership interest of the Borrower or any Person owning a Borrowing Base Property to be subject to a Negative Pledge. By its execution hereof, the Parent Guarantor agrees that it shall not create, assume, incur, permit or suffer to exist any Lien on the Parent Guarantor’s ownership interests in the Borrower or cause or permit its ownership interests in the Borrower to be subject to a Negative Pledge.
Section 10.3.     Restrictions on Intercompany Transfers.
The Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Subsidiary of any Loan Party to: (a) pay dividends or make any other distribution on any Loan Party’s or Subsidiary’s capital stock or other equity interests owned by the Borrower or any other Subsidiary; (b) pay any Indebtedness owed to the Parent Guarantor, the Borrower or any other Subsidiary; (c) make loans or advances to the Parent Guarantor, the Borrower or any other Subsidiary; or (d) transfer any of its property or assets to the Borrower or any other Subsidiary; other than (i) with respect to clauses (a) – (d) those encumbrances or restrictions contained in any Loan Document, (ii) with respect to clauses (a) – (d), customary encumbrances or restrictions on any Subsidiary (other than a Loan Party) in instruments evidencing or securing Indebtedness of such Subsidiary otherwise permitted under this Agreement or (iii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary of any Loan Party in the ordinary course of business.
Section 10.4.     Merger, Consolidation, Sales of Assets and Other Arrangements.
Except as otherwise permitted below, the Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person; provided, however, that:
(i)    any Subsidiary may merge with a Loan Party (other than an Operating Lessee) so long as such Loan Party is the survivor or may merge with an Affiliate (which is not a Loan Party) of such Subsidiary if such Affiliate shall concurrently with such merger become a Loan Party and execute such documents in connection therewith as shall be reasonably necessary;
(ii)    any Subsidiary may sell, transfer or dispose of its assets to a Loan Party (other than an Operating Lessee);
(iii)    the Parent Guarantor, the Borrower or any Subsidiary that is not a Loan Party may, directly or indirectly, (A) acquire (whether by purchase, acquisition of Equity Interests of a Person, or as a result of a merger or consolidation) a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person and (B) sell, lease or otherwise transfer, whether by one or a series of transactions, a Substantial Amount of assets (including capital stock or other securities of Subsidiaries) to any other Person, so long as, in each case, (1) the Borrower shall have given the Administrative Agent and the Lenders at least thirty (30) days prior written notice of such consolidation, merger, acquisition, Investment, sale, lease or other transfer; (2) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 10.1; (3) in the case of a consolidation or merger to which the Parent Guarantor or the Borrower is a party, the Parent Guarantor or the Borrower shall be the survivor thereof and (4) at the time the Borrower gives notice pursuant to clause (1) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 10.1, after giving effect to such consolidation, merger, acquisition, Investment, sale, lease or other transfer; and
(iv)    the Loan Parties and their Subsidiaries may (except as otherwise provided in the Loan Documents with respect to Borrowing Base Properties) lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business.
Further, the Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries, to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, enter into any sale leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.
Section 10.5.     Plans.
The Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA and the regulations promulgated thereunder for purposes of ERISA and the Internal Revenue Code.
Section 10.6.     Fiscal Year.
The Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, change its fiscal year from that in effect as of the Agreement Date.
Section 10.7.     Modifications of Organizational Documents.
The Borrower shall not, and shall not permit any other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall not, amend, supplement, restate or otherwise modify in any material respect its charter, articles of incorporation or by-laws, operating agreement, partnership agreement or other organizational document without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld) unless such amendment, supplement, restatement or other modification is (a) required under or as a result of the Internal Revenue Code or other Applicable Law, (b) required to maintain the Parent

Guarantor’s status as a REIT, or (c) made to reflect changes necessary in connection with transactions permitted by the provisions of this Agreement (such as an issuance of Preferred Stock, or an issuance of Equity Interests in the Borrower or any of its Subsidiaries in connection with the acquisition of assets) and which do not adversely affect the rights of the Administrative Agent or the Lenders under this Agreement or the Loan Documents.
Section 10.8.     Material Contracts.
(a)    The Borrower shall not permit any other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall not, do any of the following without the Administrative Agent’s prior written consent: (i) enter into, surrender or terminate any Material Contract (other than the Term Loan Agreement and the “Loan Documents” as defined therein); (ii) reduce or extend the term of, increase the charges or fees payable by such Loan Party under, decrease the charges or fees payable to such Loan Party under, or otherwise modify or amend in any material respect, any Material Contract (other than (x) the Term Loan Agreement and the “Loan Documents” as defined therein, (y) an Approved Ground Lease, with respect to which the provisions of subsection (b) shall apply, or (z) organizational documents, with respect to which the provisions of Section 10.7 shall apply); or (iii) terminate, or modify or amend, in any material respect, any Operating Lease of a Borrowing Base Property.
(b)    The Borrower shall not cause or permit (i) any amendment or modification of any Approved Ground Lease without the prior written consent of Administrative Agent (which shall not be unreasonably withheld, construed or delayed) or (ii) the termination of any Approved Ground Lease.
Section 10.9.     Indebtedness.
(a)    The Borrower (i) shall not, and shall not permit any other Specified Loan Party to, and by its execution hereof the Parent Guarantor agrees that it shall not, assume, create, incur or suffer to exist any Indebtedness to the Parent Guarantor or any of its Subsidiaries unless such Indebtedness is fully subordinated to the Obligations on terms satisfactory to the Administrative Agent and (ii) shall not permit any Subsidiary Guarantor or Operating Lessee to create, assume, incur or suffer to exist any Indebtedness other than (A) as permitted in clause (i), (B) the Obligations and the Guaranteed Obligations, (C) trade payables and equipment leases that are normal and customary both as to their terms and as to their amounts, (D) Guaranties of Franchise Agreements or Management Agreements entered into in the ordinary course of business and (E) the “Obligations” (under and as defined in the Term Loan Agreement) and any Guarantees thereof.
(b)    Except as permitted pursuant to Section 10.1(e) hereof, the Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, prepay any principal of, or accrued interest on, any Subordinated Debt or otherwise make any voluntary or optional payment with respect to any principal of, or accrued interest on, any Subordinated Debt prior to the originally scheduled maturity date thereof or otherwise redeem or acquire for value any Subordinated Debt. Further, the Borrower shall not, and shall not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of, any agreement or instrument evidencing any Subordinated Debt where such amendment or modification provides for the following or which has any of the following effects:
(i)    increases the rate of interest accruing on such Subordinated Debt;
(ii)    increases the amount of any scheduled installment of principal or interest, or shortens the date on which any such installment or principal or interest becomes due;
(iii)    shortens the final maturity date of such Subordinated Debt;
(iv)    increases the principal amount of such Subordinated Debt;
(v)    amends any financial or other covenant contained in any document or instrument evidencing any Subordinated Debt in a manner which is more onerous to the Borrower, such Loan Party or such Subsidiary or which requires the Borrower, such Loan Party or such Subsidiary to improve its financial performance;
(vi)    provides for the payment of additional fees or the increase in existing fees; and/or
(vii)    otherwise could reasonably be expected to be adverse to the interests of the Administrative Agent or the Lenders.
Section 10.10.     Transactions with Affiliates.
The Borrower shall not permit to exist or enter into, and will not permit any other Specified Loan Party or any of its or their respective Subsidiaries to, and by its execution hereof the Parent Guarantor agrees that it shall not and shall not permit any of its Subsidiaries to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than any Loan Party or any other Subsidiary), except (a) as set forth on Schedule 7.1(s) or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or such Loan Party or Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower or such Loan Party or Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on such Schedule 7.1(s) if a Default or Event of Default exists or would result therefrom.
Section 10.11.     Environmental Matters.
The Borrower shall not, and shall not permit any other Specified Loan Party or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Borrowing Base Properties in material violation of any Environmental Law or in a manner that could reasonably be expected to lead to any material environmental claim or pose a material risk to human health, safety or the environment. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.
Section 10.12.     Derivatives Contracts.
The Borrower shall not, and shall not permit any other Loan Party or any Subsidiary of any Loan Party to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, or such Loan Party or Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower or such Loan Party or Subsidiary.
ARTICLE XI.     Default
Section 11.1.     Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)    Default in Payment. The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement, any other Loan Document or the Fee Letter, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party.
(b)    Default in Performance.
(i)    The Borrower or any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Article IX and such failure shall continue for a period of five (5) days; or
(ii)    The Borrower or any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.1 (with respect to the existence of any Loan Party), Section 8.8 or Article X; or
(iii)    The Borrower or any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which any Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent; provided, however, that: (i) if such default is not susceptible of cure within such thirty (30)-day period, such thirty (30)-day period shall be extended to a ninety (90)-day period, but only if (A) such Loan Party shall commence such cure within such thirty (30)-day period and shall thereafter prosecute such cure to completion, diligently and without delay, and (B) no other Default or Event of Default shall have occurred; and (ii) the grace period provided in this section shall in no event apply to any default relating to any other Default for which this Agreement or the applicable Loan Document specifically provides that no period of grace shall be applicable; or
(c)    Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, the Borrower or any other Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.
(d)    Indebtedness Cross-Default.
(i)    Any Loan Party or any Subsidiary of any Loan Party shall fail to make any payment when due and payable in respect of any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value) equal to or exceeding $15,000,000 (“Material Indebtedness”); or
(ii)    (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof;
(iii)    Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any Material Indebtedness or require any Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity;
(iv)    There occurs an “Event of Default” under and as defined in any Derivatives Contract as to which the Borrower, any Loan Party or any other Subsidiary of the Parent Guarantor is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Parent, the Borrower or any of its Subsidiaries is an “Affected Party” (as defined therein); or
(v)    There occurs an “Event of Default” under and as defined in the Term Loan Agreement.
(e)    Voluntary Bankruptcy Proceeding. Any Loan Party or any Subsidiary of any Loan Party shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following Section 11.1(f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate, partnership or other organizational action for the purpose of effecting any of the foregoing.
(f)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party or any Subsidiary of any Loan Party in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.
(g)    Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or the Fee Letter or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter.
(h)    Judgment. A judgment or order for the payment of money shall be entered against any Loan Party or any Subsidiary of any Loan Party by any court or other tribunal and (i) such judgment or order shall continue for a period of twenty (20) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against such Persons, $15,000,000 or (B) such judgment or order could reasonably be expected to have a Material Adverse Effect.
(i)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Loan Party or any Subsidiary of any Loan Party, which exceeds, individually or together with all other such warrants, writs, executions and processes, $15,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of twenty (20) days.
(j)    ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title

IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur withdrawal liability or a current payment obligation in excess of $15,000,000.
(k)    Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;
(l)    Change of Control/Change in Management.
(i)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 19.9% of the total voting power of the then outstanding voting stock of the Parent Guarantor; or
(ii)    During any period of twelve (12) consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Parent Guarantor (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent Guarantor was approved by a vote of a majority of the trustees then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent Guarantor then in office; or
(iii)    The Parent Guarantor shall cease to be the sole general partner of the Borrower or shall cease to own at least 80.1% of the partnership interests in the Borrower; or
(iv)    Any Subsidiary Guarantor or Operating Lessee shall cease to be an Eligible Subsidiary of the Borrower.
(m)    Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any Borrowing Base Property, whether or not insured, any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower or any other Loan Party.

Section 11.2.     Remedies Upon Event of Default.
Upon the occurrence of an Event of Default the following provisions shall apply:
(a)    Acceleration; Termination of Facilities.
(i)    Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1(e) or 11.1(f), (1) (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, and (B) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and (2) the Commitments and the obligation of the Lenders to make Loans hereunder shall all immediately and automatically terminate.
(ii)    Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (2) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.
(b)    Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c)    Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.
(d)    Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.
(e)    Remedies in Respect of Specified Derivatives Contracts. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.
Section 11.3.     Reserved.
Section 11.4.     Marshaling; Payments Set Aside.
None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent and/or any Lender, or the Administrative Agent and/or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
Section 11.5.     Allocation of Proceeds.
If an Event of Default exists and maturity of any of the Guaranteed Obligations has been accelerated or the Maturity Date has occurred, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Guaranteed Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)    to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;
(b)    to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)    to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;
(d)    to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans and payment obligations then owing under Specified Derivatives Contracts, ratably among the Lenders and the Specified Derivatives Providers in proportion to the respective amounts described in this clause (d) payable to them; and
(e)    the balance, if any, after all of the Guaranteed Obligations (other than any contingent obligation for which no claim has been made) have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider. Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII for itself and its Affiliates as if a “Lender” party hereto.
Section 11.6.     Intentionally Omitted.
Section 11.7.     Rescission of Acceleration by Requisite Lenders.
If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders (or, if the matter that resulted in such Event of Default may be waived only by all of Lenders, then waived to the satisfaction of all of the Lenders), then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.
Section 11.8.     Performance by Administrative Agent.
If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower or such Loan Party under this Agreement or any other Loan Document.
Section 11.9.     Rights Cumulative.
(a)    Generally. The rights and remedies of the Administrative Agent and the Lenders under this Agreement, each of the other Loan Documents, and the Fee Letter, and of the Specified Derivatives Providers under the Specified Derivative Contracts, shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
(b)    Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XII for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (ii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract, (iii) any Lender from exercising setoff rights in accordance with Section 13.4 (subject to the terms of Section 3.3), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XII and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.3, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

ARTICLE XII.     The Administrative Agent
Section 12.1.     Appointment and Authorization.
Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX. that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement).
Section 12.2.     Wells Fargo as Lender.
Wells Fargo, as a Lender, shall have the same rights and powers as a Lender or a Specified Derivatives Provider under this Agreement and any other Loan Document or any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider, and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefore to the other Lenders or Specified Derivatives Providers. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or any Specified Derivatives Contract or otherwise without having to account for the same to the other Lenders or any Specified Derivatives Provider. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.
Section 12.3.     [Reserved].
Section 12.4.     [Reserved].
Section 12.5.     Approvals of Lenders.
All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval or consent is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include a legend substantially as follows, printed in capital letters or boldface type: “THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.” and (d) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication (“Lender Reply Period”), such Lender shall be deemed to have conclusively approved such requested determination, consent or approval. With respect to decisions requiring the approval of the Requisite Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action. Notwithstanding the foregoing, any matter requiring all Lenders’ approval or consent shall not be deemed given by any Lender’s failure to respond within any such Lender’s Reply Period.
Section 12.6.     Notice of Events of Default.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”, but nothing herein contained shall impose upon any Lender an obligation to determine whether there has been or is a Default or Event of Default. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.
Section 12.7.     Administrative Agent’s Reliance.
Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other

Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lender Parties in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney in fact as determined by a court of competent jurisdiction in a final, non-appealable judgment.
Section 12.8.     Indemnification of Administrative Agent.
Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as the Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent (except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment) in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any

Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 12.9.     Lender Credit Decision, Etc.
Each of the Lenders expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent or any Lender. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its

Related Parties. Each of the Lenders acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender.
Section 12.10.     Successor Administrative Agent.
The Administrative Agent may resign at any time as the Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In addition, the Administrative Agent may be removed as Administrative Agent under the Loan Documents at any time by all Lenders (other than the Lender then acting as Administrative Agent) and, provided no Default or Event of Default exists, the Borrower upon 30-days’ prior written notice if (a) the Administrative Agent is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (b) the Lender then acting in the capacity of Administrative Agent shall be a Defaulting Lender. Upon any such resignation or removal, the Requisite Lenders (which, in the case of the removal of the Administrative Agent as provided in the immediately preceding sentence, shall be determined without regard to the Commitment of the Lender then acting as Administrative Agent) shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation or the Lenders’ removal of the current Administrative Agent, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee (but in no event shall any such successor Administrative Agent be a Defaulting Lender or an Affiliate of a Defaulting Lender); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice, or, in the case of removal, at the end of such 30-day period and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving the Borrower and each Lender prior written notice.
Section 12.11.     Syndication Agent.
JPMorgan Chase Bank, N.A. is the Syndication Agent and in such capacity assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The title given to the Syndication Agent is solely honorific and implies no fiduciary responsibility on the part of the Syndication Agent to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Syndication Agent any duties or obligations greater than those of any other Lender or entitle the Syndication Agent to any rights other than those to which any other Lender is entitled.
Section 12.12.     Documentation Agent.
Deutsche Bank Securities Inc. is the Documentation Agent and in such capacity assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The title given to the Documentation Agent is solely honorific and implies no fiduciary responsibility on the part of the Documentation Agent to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Documentation Agent any duties or obligations greater than those of any other Lender or entitle the Documentation Agent to any rights other than those to which any other Lender is entitled. Without limitation of the foregoing, the Documentation Agent does not have any of the duties, rights or obligations of a Lender under this Agreement or any of the Loan Documents.
Section 12.13.     Specified Derivatives Contracts.
No Specified Derivatives Provider that obtains the benefits of Section 11.5 by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Specified Derivatives Contracts unless the Administrative Agent has received written notice of such Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider.

ARTICLE XIII.     Miscellaneous
Section 13.1.     Notices.
Unless otherwise provided herein (including without limitation as provided in Section 9.5), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:
Chesapeake Lodging, L.P.
4300 Wilson Boulevard
Suite 625
Arlington, VA 22203
Attention: Douglas Vicari
Telecopy Number:    (571) 349-9480
Telephone Number:    (571) 349-9452
If to the Administrative Agent:
Wells Fargo Bank, N.A.
1750 H Street, NW, Suite 550
Washington, D.C. 20006
Attn: Mark F. Monahan
Telecopy Number:    (202) 429-2589
Telephone:    (202) 303-3017
With a copy to:
Wells Fargo Bank, N.A.
Hospitality Finance Group
2030 Main Street, Suite 800
Irvine, CA 92614
Attn: Rhonda Friedly
Telecopy Number:    (949) 851-9728
Telephone:    (949) 251-4383
If to any other Lender:
To such Lender’s address or telecopy number as set forth on the Administrative Questionnaire provided to the Administrative Agent.
or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.

All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered, when delivered; or (iv) if delivered in accordance with Section 9.5 to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II shall be effective only when actually received. None of the Administrative Agent or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic or electronic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.
Section 13.2.     Expenses.
The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and of the Administrative Agent in connection with the review of Properties for inclusion in calculations of the provisions of Sections 10.1(b)(ii), (f) and (g) and the Administrative Agent’s other activities under Article IV and the reasonable fees and disbursements of outside counsel to the Administrative Agent relating to all such activities, (b) to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective outside counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Administrative Agent and any Lender incurred in connection with the representation of the

Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1(e) or 11.1(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor in possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.
Section 13.3.     [Reserved].
Section 13.4.     Setoff.
Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent and each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, such Participant or any affiliate of the Administrative Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
Section 13.5.     Litigation; Jurisdiction; Other Matters; Waivers.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY

AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE PARENT GUARANTOR AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.
(b)    THE PARENT GUARANTOR, THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PARENT GUARANTOR, THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.
Section 13.6.     Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e), or (iv) upon demand by Borrower pursuant to, and in accordance with, Section 5.6, (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of an assigning Lender’s Commitment and/or the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender,
(iv)    Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (or $7,500 for any assignment with respect to a Defaulting Lender pursuant to Section 3.9(e)) (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4, 13.2 and 13.10 and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.12 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 4.2(b), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10, 5.1, 5.4 (subject to the requirements and limitations therein, including the requirements under Section 3.10(g) (it being understood that the documentation required under Section 3.10(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1 or 3.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
(g)    USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law
Section 13.7.     Amendments and Waivers.
(a)    Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party or other Subsidiary of the Parent Guarantor of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, the Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.10, up to a maximum of three (3) times per calendar year.
(b)    Additional Consent. In addition to the foregoing requirements, no amendment, waiver or consent shall:
(i)    increase (or reinstate) the Commitments of a Lender or subject a Lender to any additional obligations without the written consent of such Lender;

(ii)    reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;
(iii)    reduce the amount of any Fees payable to any Lender without the written consent of such Lender;
(iv)    except for waivers permitted under the last sentence of Section 13.7(a), postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations (including without limitation any extension of the Maturity Date except in accordance with Section 2.15) without the written consent of each Lender;
(v)    change the definitions of Commitment Percentage or Pro Rata Share without the written consent of each Lender;
(vi)    amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;
(vii)    modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;
(viii)    release any Guarantor from its obligations under the Guaranty except as contemplated by Section 4.2(b) or Section 10.4 without the written consent of each Lender;
(ix)    waive a Default or Event of Default under Section 11.1(a) without the written consent of each Lender adversely affected thereby;
(x)    amend, or waive the Borrower’s compliance with, Section 2.16 without the written consent of each Lender; or
(xi)    amend Section 3.2 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender.
(c)    Consent of Specified Derivatives Provider and Defaulting Lender. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender.
(d)    Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
(e)    Technical Amendments. Notwithstanding anything to the contrary in this Section 13.7, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.
Section 13.8.     Nonliability of Administrative Agent and Lenders.
The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 13.9.     Confidentiality.
The Administrative Agent and each Lender shall maintain the confidentiality of all Information (as defined below) but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ other respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent. any Lender or any Affiliate of the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loan Documents; and (k) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.10.     Indemnification.
(a)    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including without limitation, Environmental Claims), damages, liabilities and related expenses (including without limitation, the fees, charges and disbursements of any counsel for any Indemnified Party (which counsel may be employees of any Indemnified Party)), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower, any other Loan Party or any other Subsidiary) other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, any other Loan Party or any other Subsidiary, or any Environmental Claim related in any way to the Borrower, any other Loan Party or any other Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding (an “Indemnity Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Loan Party or any other Subsidiary, and regardless of whether any Indemnified Party is a party thereto, or (v) any claim (including without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided, however, that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.
(b)    If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(c)    The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.
References in this Section 13.10 to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 13.11.     Termination; Survival.
At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Sections 3.10, 5.1, 5.4, 12.8, 13.2 and 13.10 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.5, shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 13.12.     Severability of Provisions.
If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.
Section 13.13.     GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 13.14.     Counterparts.
To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of , each of the parties hereto.
Section 13.15.     Obligations with Respect to Loan Parties.
The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties or Subsidiaries.

Section 13.16.     No Advisory or Fiduciary Relationship.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent Guarantor and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by Administrative Agent and Arrangers are arm’s-length commercial transactions between the Parent Guarantor, the Borrower each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Parent Guarantor, the Borrower, and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Parent Guarantor, the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, each Lender and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent Guarantor, the Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Lender nor any Arranger has any obligation to the Parent Guarantor, the Borrower, any other Loan Party, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Guarantor, the Borrower, the other Loan Parties, and their respective Affiliates, and neither the Administrative Agent, any Lender, nor any Arranger has any obligation to disclose any of such interests to the Parent Guarantor, the Borrower, any other Loan Party, or any of their respective Affiliates. To the fullest extent permitted by Applicable Law, each of the Parent Guarantor, the Borrower, and the other Loan Parties hereby agree that it shall not assert any claim that it may have against the Administrative Agent, each Lender and each Arranger based on or otherwise with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 13.17.     Limitation of Liability.
None of the Administrative Agent or any Lender, or any respective Related Parties shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
Section 13.18.     Entire Agreement.
This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments,

agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 13.19.     Construction.
The Administrative Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.
Section 13.20.     Headings.
The Paragraph and Section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.
Section 13.21.     Joinder by Parent Guarantor.
By its execution of this Agreement, the Parent Guarantor agrees to comply with the covenants applicable to it as set forth in this Agreement.

Section 13.22.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.
BORROWER:
CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership
By:    Chesapeake Lodging Trust,
    its general partner
By:
Graham Wootten
Secretary

[Signatures Continued on Next Page]

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:
Mark F. Monahan
Senior Vice President

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender
By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:

Name:	Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:

Name:	Title:

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

TD BANK, N.A., as a Lender
By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

REGIONS BANK, as a Lender
By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Departing Lender
By:
Name:
Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement
Chesapeake Lodging, L.P.

JOINDER BY PARENT GUARANTOR
The undersigned, as the Parent Guarantor under the foregoing Agreement, hereby joins in and executes this Agreement for the purposes set forth in Section 13.21.
CHESAPEAKE LODGING TRUST,
a Maryland real estate investment trust
By:
Graham Wootten
Secretary

SCHEDULE I
COMMITMENTS

Lender	Commitment
Wells Fargo Bank, National Association	$53,333,333.34
JPMorgan Chase Bank, N.A.	$53,333,333.33
Deutsche Bank AG New York Branch	$53,333,333.33
KeyBank National Association	$28,000,000.00
PNC Bank, National Association	$28,000,000.00
Royal Bank of Canada	$28,000,000.00
TD Bank, N.A.	$28,000,000.00
Regions Bank	$28,000,000.00

TOTAL:	$300,000,000

SCHEDULE II
INITIAL BORROWING BASE PROPERTIES

Borrowing Base Property	Subsidiary Guarantor	Operating Lessee
Homewood Suites Seattle Convention Center, Seattle, WA	CHSP Seattle LLC	CHSP TRS Seattle LLC
Hotel Indigo San Diego Gaslamp Quarter, San Diego, CA	CHSP San Diego LLC	CHSP TRS San Diego LLC
Hotel Adagio San Francisco, Autograph Collection, San Francisco, CA	CHSP Union Square LLC	CHSP TRS Union Square LLC
W Chicago - Lakeshore, Chicago, IL	CHSP Lakeshore LLC	CHSP TRS Lakeshore LLC
The Hotel Minneapolis, Autograph Collection, Minneapolis, MN	CHSP Minneapolis LLC	CHSP TRS Minneapolis LLC
Le Meridien New Orleans, New Orleans, LA	CHSP New Orleans LLC	CHSP TRS New Orleans LLC
Hyatt Fisherman’s Wharf, San Francisco, CA	CHSP Fisherman Wharf LLC	CHSP TRS Fisherman Wharf LLC
Hyatt Santa Barbara, Santa Barbara, CA	CHSP Santa Barbara LLC	CHSP TRS Santa Barbara LLC
W New Orleans - French Quarter, New Orleans, LA	CHSP French Quarter LLC	CHSP TRS French Quarter LLC
JW Marriott San Francisco Union Square, San Francisco, CA	CHSP Union Square II LLC	CHSP TRS Union Square II LLC

SCHEDULE 4.1
INITIAL OPERATING PROPERTY VALUES

Borrowing Base Property	Initial Operating Property Value
Homewood Suites Seattle Convention Center	$68,310,772
Hotel Indigo San Diego Gaslamp Quarter	$64,716,853
Hotel Adagio San Francisco, Autograph Collection	$74,766,701
W Chicago - Lakeshore	$145,000,000
The Hotel Minneapolis, Autograph Collection	$44,280,025
W New Orleans - French Quarter	$37,452,693
Le Meridien New Orleans	$78,000,000
Hyatt Fisherman's Wharf	$92,168,010
Hyatt Santa Barbara	$59,771,066
JW Marriott San Francisco Union Square	$147,150,000
$811,616,120

SCHEDULE 7.1(b)
OWNERSHIP STRUCTURE
[Attached]

SCHEDULE 7.1(f)
PROPERTIES
Each of the Initial Subsidiary Guarantors owns its respective Initial Borrowing Base Property identified in Schedule II, and CHSP Mission Bay LLC owns the Hyatt Regency Mission Bay Spa and Marina in San Diego, California.

SCHEDULE 7.1(g)
INDEBTEDNESS AND GUARANTIES
Indebtedness and Guaranties

a)
Loan Agreement dated June 30, 2011 with Goldman Sachs Commercial Mortgage Capital, L.P., evidencing a loan in the original principal amount of $95,000,000, secured by the Hyatt Regency Boston. In connection with this loan, (i) Borrower executed and delivered a Guaranty dated June 30, 2011 for the benefit of Goldman Sachs Commercial Mortgage Capital, L.P., and (ii) Borrower and CHSP Boston II LLC executed and delivered a Completion Guaranty dated June 30, 2011 for the benefit of Goldman Sachs Commercial Mortgage Capital, L.P.

b)
Assumption and Release Agreement dated June 30, 2011, pursuant to which CHSP Navy Yard LLC, as new borrower, assumed the obligations of NJA Hotel LLC, as original borrower, to repay a loan with outstanding principal balance of $37,549,146.86 owed to Wells Fargo Bank, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass0Through Certificates, Series 2006-1Q12, as lender; such loan is secured by the Courtyard Washington Capitol Hill/Navy Yard, and such loan is further supported by that certain Guaranty of Recourse Obligations delivered by Parent Guarantor and Borrower, for purposes set forth therein.

c)
Loan in the amount of $70,000,000 made by Western National Life Insurance Company to CHSP Denver LLC, as evidenced by a Promissory Note dated July 27, 2012 and secured by the Denver Marriott City Center and associated real and personal property. In connection with this loan, the Borrower executed a recourse carveout guaranty.

d)
Loan Agreement dated May 3, 2013 with PNC Bank, National Association, evidencing a loan in the original principal amount of $60,000,000, secured by the Boston Marriott Newton; such loan is further supported by that certain Guaranty of Recourse Obligations delivered by the Borrower, for purposes set forth therein.

e)
Loan Agreement dated July 11, 2013 with PNC Bank, National Association, evidencing a loan in the original principal amount of $92,500,000, secured by the Le Meridien San Francisco; such loan is further supported by that certain Guaranty of Recourse Obligations delivered by the Borrower, for purposes set forth therein.

f)
Loan Agreement dated February 15, 2013 with Goldman Sachs Mortgage Company, evidencing a loan in the original principal amount of $32,000,000, secured by the Hilton Checkers Los Angeles. In connection with this loan, (i) Borrower executed and delivered a Guaranty dated February 15, 2013 for the benefit of Goldman Sachs Mortgage Company, and (ii) Borrower and

CHSP Los Angeles LLC executed and delivered a Completion Guaranty dated February 15, 2013 for the benefit of Goldman Sachs Mortgage Company.

g)
Loan Agreement dated July 11, 2013 with Goldman Sachs Mortgage Company, evidencing a loan in the original principal amount of $93,000,000, secured by the W Chicago – City Center. In connection with this loan, (i) Borrower executed and delivered a Guaranty dated July 11, 2013 for the benefit of Goldman Sachs Mortgage Company, and (ii) Borrower and CHSP Chicago LLC executed and delivered a Completion Guaranty dated July 11, 2013 for the benefit of Goldman Sachs Mortgage Company.

h)
Loan Agreement dated July 3, 2014 with Goldman Sachs Mortgage Company, evidencing a loan in the original principal amount of $90,000,000, secured by the Hyatt Herald Square New York and the Hyatt Place New York Midtown South. In connection with this loan, (i) Borrower executed and delivered a Guaranty dated July 3, 2014 for the benefit of Goldman Sachs Mortgage Company, and (ii) Borrower, CHSP 31st Street LLC and CHSP 36th Street LLC executed and delivered a Completion Guaranty dated July 3, 2014 for the benefit of Goldman Sachs Mortgage Company.

SCHEDULE 7.1(h)
MATERIAL CONTRACTS

1.	Homewood Suites Seattle Convention Center, Seattle, Washington

a)
Hotel Management Agreement, dated as of January 25, 2011, by and between CHSP TRS Seattle LLC, a Delaware limited liability company (“Seattle Lessee”) and Evolution Hospitality, LLC, a California limited liability company, as amended by that First Amendment of Hotel Management Agreement dated April 11, 2011, as same may be further amended.

b)	Franchise License Agreement, dated as of May 2, 2011, by and between Homewood Suites Franchise LLC, a Delaware limited liability company, and Seattle Lessee.

c)	Lease Agreement, dated as of May 3, 2011, by and between CHSP Seattle LLC, a Delaware limited liability company, and Seattle Lessee.

2.	Hotel Indigo San Diego Gaslamp Quarter, San Diego, California

a)
Management Agreement, dated as of June 17, 2011, by and between CHSP TRS San Diego LLC, a Delaware limited liability company (“San Diego Lessee”) and IHG Management (Maryland) LLC, a Maryland limited liability company.

b)	Lease Agreement, dated as of June 17, 2011 by and between CHSP San Diego LLC, a Delaware limited liability company, and San Diego Lessee.

3.	Hotel Adagio San Francisco, Autograph Collection, San Francisco, California

a)
Hotel Management Agreement, dated as of January 9, 2012, by and between CHSP TRS Union Square LLC, a Delaware limited liability company (“Union Square Lessee”) and Evolution Hospitality, LLC, a California limited liability company.

b)	Franchise Agreement, dated as of February 1, 2013, by and between MIF, L.L.C., a Delaware limited liability company, and Union Square Lessee.

c)	Amended and Restated Lease Agreement, dated as of January 1, 2014, by and between CHSP Union Square LLC, a Delaware limited liability company, and Union Square Lessee.

4.	W Chicago – Lakeshore, Chicago, Illinois

a)	Operating Agreement, dated as of August 21, 2012, by and between CHSP TRS Lakeshore LLC, a Delaware limited liability company (“Lakeshore Lessee”) and W Hotel Management Inc., a Delaware corporation.

b)	Lease Agreement, dated as of August 21, 2012, by and between CHSP Lakeshore LLC, a Delaware limited liability company, and Lakeshore Lessee.

5.	The Hotel Minneapolis, Autograph Collection, Minneapolis, Minnesota

a)
Management Agreement, dated as of October 30, 2012, by and between CHSP TRS Minneapolis LLC, a Delaware limited liability company (“Minneapolis Lessee”) and Merritt Hospitality, LLC, a Delaware limited liability company, as amended by that First Amendment to Management Agreement dated June 27, 2013, as same may be further amended.

b)	Relicensing Franchise Agreement, dated as of October 30, 2012, by and between Marriott International, Inc., a Delaware corporation, and Minneapolis Lessee.

c)	Lease Agreement, dated as of October 30, 2012, by and between CHSP Minneapolis LLC, a Delaware limited liability company, and Minneapolis Lessee.

6.	Le Meridien New Orleans, New Orleans, Louisiana

a)
Amended and Restated Operating Agreement, dated as of April 25, 2013, by and between CHSP TRS New Orleans LLC, a Delaware limited liability company (“New Orleans Lessee”) and Starwood (M) International, Inc., a Delaware corporation.

b)	Lease Agreement, dated as of April 25, 2013, by and between CHSP New Orleans LLC, a Delaware limited liability company, and New Orleans Lessee.

7.	Hyatt Fisherman’s Wharf, San Francisco, California

a)
Hotel Management Agreement, dated as of September 27, 2013, by and between CHSP TRS Fisherman Wharf LLC, a Delaware limited liability company (“Fisherman Wharf Lessee”) and Evolution Hospitality, LLC, a California limited liability company.

b)	Franchise Agreement, dated as of May 31, 2013, by and between Hyatt Franchising, L.L.C., a Delaware limited liability company, and Fisherman Wharf Lessee.

c)	Lease Agreement, dated as of May 31, 2013, by and between CHSP Fisherman Wharf LLC, a Delaware limited liability company, and Fisherman Wharf Lessee.

8.	Hyatt Santa Barbara, Santa Barbara, California

a)
Management Agreement, dated as of June 27, 2013, by and between CHSP TRS Santa Barbara LLC, a Delaware limited liability company (“Santa Barbara Lessee”) and Merritt Hospitality, LLC, a Delaware limited liability company.

b)	Franchise Agreement, dated as of June 27, 2013, by and between Hyatt Franchising, L.L.C., a Delaware limited liability company, and Santa Barbara Lessee.

c)	Lease Agreement, dated as of June 27, 2013, by and between CHSP Santa Barbara LLC, a Delaware limited liability company, and Santa Barbara Lessee.

9.	W New Orleans – French Quarter, New Orleans, Louisiana

a)
Operating Agreement, dated as of March 28, 2013, by and between CHSP TRS French Quarter LLC, a Delaware limited liability company (“French Quarter Lessee”) and W Hotel Management Inc., a Delaware corporation.

b)	Lease Agreement, dated as of March 28, 2013, by and between CHSP French Quarter LLC, a Delaware limited liability company, and French Quarter Lessee.

10.	JW Marriott San Francisco Union Square, San Francisco, California

a)	Assignment and Assumption of Management Agreement, dated as of October 1, 2014, pursuant to which CHSP TRS Union Square II LLC, a Delaware limited liability company

(“Union Square II Lessee”), the assignee, assumed the Management Agreement, and amendments thereto, between THI V San Francisco LLC, a Delaware limited liability company, the assignor, and Marriott International, Inc., a Delaware corporation.

b)
Assignment and Assumption of Ground Lease Agreement, dated as of October 1, 2014, pursuant to which CHSP Union Square II LLC, a Delaware limited liability company, the assignee, assumed the Ground Lease Agreement between THI V San Francisco LLC, the assignor, and The Olympic Club, a California nonprofit corporation.

c)	Lease Agreement, dated as of October 1, 2014, by and between CHSP Union Square II LLC, a Delaware limited liability company, and Union Square II Lessee.

11.	Hyatt Regency Mission Bay Spa and Marina, San Diego, California

a)
Eighth Amendment to Management Agreement, dated as of September 7, 2012, by and between CHSP TRS Mission Bay LLC, a Delaware limited liability company (“Mission Bay Lessee”) and Hyatt Corporation, a Delaware corporation.

b)
Consent to Assignment, dated as of September 6, 2012, pursuant to which CHSP Mission Bay LLC, a Delaware limited liability company, the assignee, assumed the City of San Diego Lease Agreement between Kencal Ownership LLC, a California limited liability company, the lessee/assignor, and The City of San Diego, a California municipal corporation.

c)	Lease Agreement, dated as of September 7, 2012, by and between CHSP Mission Bay LLC, and Mission Bay Lessee.

SCHEDULE 7.1(i)
LITIGATION
None.

SCHEDULE 7.1(s)
AFFILIATE TRANSACTIONS
Affiliate Transactions

The Operating Leases identified in Schedule 7.1(h).
Agreements for payments that are permitted under Section 10.1(e)
Employment agreements and relationships, employee benefits, and compensation arrangements associated therewith, including without limitation: (i) Employment Agreements between Chesapeake Lodging Trust and the Borrower and each of James L. Francis, Douglas W. Vicari, D. Rick Adams, and Graham J. Wootten; (ii) Restricted Shares Agreement for Executive Officers; (iii) Restricted Shares Agreement for Trustees; and (iv) Indemnification Agreement between Chesapeake Lodging Trust and its Trustees and Executive Officers.

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _______, 20__ (the “Agreement”) by and among _________________________ (the “Assignor”), _________________________ (the “Assignee”), CHESAPEAKE LODGING, L.P. (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).
WHEREAS, the Assignor is a Lender under that certain Fourth Amended and Restated Credit Agreement dated as of __________, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.6 thereof, the Administrative Agent, and the other parties thereto;
WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and
WHEREAS, the [Borrower and the] Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:
Section 1. Assignment.
(a)    Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 20__ (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment, and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Note, and the other Loan Documents representing ______% in respect of the aggregate amount of all Lenders’ Commitments, including without limitation, a principal amount of outstanding Loans equal to $_________, all voting rights of the Assignor associated with The Assigned Commitment all rights to receive interest on such amount of Loans and all Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Loans to the Borrower with respect to the Assigned Commitment and] the obligation to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.
(b)    The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XII of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any other Loan Party or any other Subsidiary, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any other Loan Party or any other Subsidiary in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the undersigned of any Default or Event of Default except as expressly provided in the Credit Agreement. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.
Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.
Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee payable under Section 13.6(c) of the Credit Agreement.
Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement immediately prior to the Assignment Date, equal to $____________ and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________, and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.
Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.10 of the Credit Agreement.
Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.
Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Attention:
Telephone No.:
Telecopy No.:
Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required, the Borrower, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 13.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.
Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.
Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.
Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.
Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.
Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.
[Include this Section only if the Borrower’s consent is required under Section 13.6(c) of the Credit Agreement] Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Loans made by the Lenders after the date hereof and to receive the Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a Note in an initial amount equal to the Assigned Commitment. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:
[NAME OF ASSIGNOR]
By:
Name:
Title:
Payment Instructions
[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:
ASSIGNEE:
[NAME OF ASSIGNEE]
By:
Name:
Title:
Payment Instructions
[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:
[Signatures continued on Following Page]

Agreed and Consented to as of the date first written above.
[Include signature of the Borrower only if required under Section 13.6(c) of the Credit Agreement]
BORROWER:
CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership
By:    Chesapeake Lodging Trust,
    its general partner
By:
Name:
Title:
Accepted as of the date first written above.
ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

EXHIBIT B
[Reserved]

EXHIBIT C
FORM OF NOTE
$______________    _________, 20__
FOR VALUE RECEIVED, the undersigned, Chesapeake Lodging, L.P., a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to the order of __________________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, Minneapolis Loan Center of Administrative Agent, 608 2nd Avenue S., 11th Floor, Minneapolis, MN 55402, Attention: Syndications Manager, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of all Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.
The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.
This Note is one of the “Notes” referred to in the Fourth Amended and Restated Credit Agreement dated as of ________, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.6 thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Lender’s Commitment as described therein, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
Time is of the essence for this Note.
[This Note is given in replacement of the Note dated _____ __, 2015, in the original principal amount of $_______ previously delivered to the Lender under the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date written above.
CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership
By:    Chesapeake Lodging Trust,
    its general partner
By:
Name:
Title:

EXHIBIT D
FORM OF NOTICE OF BORROWING
____________, 20__
Wells Fargo Bank
Minneapolis Loan Center
608 2nd Avenue S., 11th Floor
Minneapolis, MN 55402
Attention: Syndications Manager
Ladies and Gentlemen:
Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of _________, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Lodging, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby requests that the Lenders make Loans to the Borrower in an aggregate amount equal to $___________________.

2.	The Borrower requests that such Loans be made available to the Borrower on ____________, 20__.

3.	The Borrower hereby requests that such Loans be of the following Type:
[Check one box only]
☐    Base Rate Loan
☐    LIBOR Loan, with an initial Interest Period for a duration of:
[Check one box only]
☐ one month
☐ three months
☐ six months
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Loans, and after making such Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.16 would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article VI of the Credit Agreement will have been satisfied at the time such Loans are made.
CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership
By:    Chesapeake Lodging Trust,
    its general partner
By:
Name:
Title:

EXHIBIT E
FORM OF NOTICE OF CONTINUATION
____________, 20__
Wells Fargo Bank
Minneapolis Loan Center
608 2nd Avenue S., 11th Floor
Minneapolis, MN 55402
Attention: Syndications Manager
Ladies and Gentlemen:
Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of March 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Lodging, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.11 of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The requested date of such Continuation is ____________, 20__.

2.
The aggregate principal amount of the Loans subject to the requested Continuation is $________________________ and the portion of such principal amount subject to such Continuation is $__________________________.

3.	The current Interest Period of the Loans subject to such Continuation ends on ________________, 20__.

4.	The duration of the Interest Period for the Loans or portion thereof subject to such Continuation is:
[Check one box only]
☐    one month
    ☐    three months
    ☐    six months
[Continued on next page]

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.
CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership
By:    Chesapeake Lodging Trust,
    its general partner
By:
Name:
Title:

EXHIBIT F
FORM OF NOTICE OF CONVERSION
____________, 20__
Wells Fargo Bank
Minneapolis Loan Center
608 2nd Avenue S., 11th Floor
Minneapolis, MN 55402
Attention: Syndications Manager
Ladies and Gentlemen:
Reference is made to the Fourth Amended and Restated Credit Agreement dated as of ________, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Lodging, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.12 of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The requested date of such Conversion is ______________, 20__.

2.	The Type of Loans to be Converted pursuant hereto is currently:
[Check one box only]
☐    Base Rate Loan
☐    LIBOR Loan

3.	The aggregate principal amount of the Loans subject to the requested Conversion is $_____________________ and the portion of such principal amount subject to such Conversion is $___________________.

4.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:
[Check one box only]
☐    Base Rate Loan
☐    LIBOR Loan, with an initial Interest Period for a duration of:
[Check one box only]
☐    one month
    ☐    three months
    ☐    six months
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Default or Event of Default exists or will exist.

CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership
By:    Chesapeake Lodging Trust,
    its general partner
By:
Name:
Title:

Loan No. 1002242
EXHIBIT G

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: CHESAPEAKE LODGING, L.P., a Delaware limited partnership
Administrative Agent: Wells Fargo Bank, National Association

Loan: Loan number 1002242 made pursuant to that certain "Fourth Amended and Restated Credit Agreement" dated as of March 4, 2015 among Borrower, Chesapeake Lodging Trust, a Maryland real estate investment trust, as Parent Guarantor, Administrative Agent and the Lenders party thereto, as amended from time to time

Effective Date: [_________], 2015

Check applicable box:

New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
   Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1) to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;
(2) to designate an individual or individuals with authority to request disbursements of funds from Restricted
Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and
(3) to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower's behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a "Disbursement."

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication pursuant to Section 2.2 of the Credit Agreement (each, a "Disbursement Request") from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS AT ORIGINATION/CLOSING

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

Direct Deposit:  Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Disbursement of Loan Proceeds Subsequent to Origination/Closing

Subsequent Disbursement Authorizers:   Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a "Subsequent Disbursement Authorizer") to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a "Subsequent Disbursement"):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

Date: ___________, 20__
BORROWER:
CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership
By:    Chesapeake Lodging Trust,
    its general partner
By:
Name:
Title:

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

"Authorized Representative" means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

"Receiving Bank" means the financial institution where a Receiving Party maintains its account.

"Receiving Party" means the ultimate recipient of funds pursuant to a Disbursement Request.

"Restricted Account" means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower's access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent's customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower's requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent's or any Lender's control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower's name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party's name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank's name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent's confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower's request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

CLOSING EXHIBIT
WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

SUBSEQUENT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

RESTRICTED ACCOUNT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT H
Reserved

EXHIBIT I
FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Fourth Amended and Restated Credit Agreement dated as of March 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Lodging, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.
Pursuant to Section 9.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:
1.    (a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Parent Guarantor and its Subsidiaries as of, and during the relevant accounting period ending on, _______________, 20__ and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)].
2.    Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with Section 10.1 of the Credit Agreement on the date of the financial statements for the accounting period set forth above or as of the date hereof, as applicable.

3.    (a) No Default or Event of Default exists, and (b) the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.
IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of ___________, 20__.

BORROWER:
CHESAPEAKE LODGING, L.P.,
a Delaware limited partnership
By:    Chesapeake Lodging Trust,
    its general partner
By:
Name:
Title:

EXHIBIT J-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Lodging, L.P. (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT J-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Lodging, L.P. (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto..

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT J-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Lodging, L.P. (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

EXHIBIT J-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Lodging, L.P. (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 13.6 thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT B

REAFFIRMATION OF SUBSIDIARY GUARANTY
April 21, 2017

Each of the undersigned Subsidiary Guarantors hereby acknowledges receipt of a copy of the foregoing First Amendment to Fourth Amended and Restated Credit Agreement with respect to that certain Fourth Amended and Restated Credit Agreement dated as of March 4, 2015 by and among CHESAPEAKE LODGING, L.P., a Delaware limited partnership (together with its successors and assigns, the “Borrower”), CHESAPEAKE LODGING TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), each of the financial institutions initially a signatory to the Credit Agreement (as defined below) together with their successors and assigns under Section 13.6 of the Credit Agreement (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, the “Administrative Agent”) (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which First Amendment to Fourth Amended and Restated Credit Agreement is dated as of the date hereof (the “Amendment”). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Subsidiary Guarantors reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned Subsidiary Guarantors in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

***

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Reaffirmation of Subsidiary Guaranty to be duly executed and delivered as of the date first written above.

SUBSIDIARY GUARANTORS:
CHSP SEATTLE LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP SAN DIEGO LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP UNION SQUARE LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP LAKESHORE LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP MINNEAPOLIS LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

Signature Page to Reaffirmation of Subsidiary Guaranty

CHSP NEW ORLEANS LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP FISHERMAN WHARF LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP SANTA BARBARA LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP FRENCH QUARTER LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP UNION SQUARE II LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

Signature Page to Reaffirmation of Subsidiary Guaranty

CHSP MISSION BAY LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP LOS ANGELES II LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

CHSP NAVY YARD LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

RP HOTEL HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Graham J. Wootten
Name: Graham J. Wootten
Title: Secretary

Signature Page to Reaffirmation of Subsidiary Guaranty